Exhibit 99.1

UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW JERSEY
Caption in Compliance with D.N.J. LBR 9004-2(c)
LOWENSTEIN SANDLER LLP
Kenneth A. Rosen, Esq. Steven M. Skolnick, Esq. S. Jason Teele, Esq. Nicole Stefanelli, Esq. Shirley Dai, Esq. Anthony De Leo, Esq.
65 Livingston Avenue Roseland, New Jersey 07068 (973) 597-2500 (Telephone) (973) 597-2400 (Facsimile)

Counsel to the Debtors and Debtors-in-Possession

In re:	Chapter 11

Kid Brands, Inc., et al.,[1]	Case No. 14-22582 (DHS)

Debtors.	(Jointly Administered)

CORRECTED2 AMENDED ORDER (I) AUTHORIZING THE SALE OF

SUBSTANTIALLY ALL ASSETS OF DEBTOR SASSY, INC. AND TRANSFER OF

CERTAIN ASSETS OF CERTAIN OTHER DEBTORS FREE AND CLEAR OF LIENS,

CLAIMS AND ENCUMBRANCES, (II) AUTHORIZING THE ASSUMPTION AND

ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED

LEASES AND/OR TRANSFER OF DESIGNATION RIGHTS, (III) EXTENDING THE

DEADLINE TO ASSUME OR REJECT UNEXPIRED LEASES OF NON-RESIDENTIAL

REAL PROPERTY AND (IV) GRANTING RELATED RELIEF

The relief set forth on the	/s/ Donald H. Steckroth	, is hereby
DATED: 8/19/2014	Honorable Donald H. Steckroth
ORDERED.	United States Bankruptcy Judge

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number, are: Kid Brands, Inc. (5337); Kids Line, LLC (0448); Sassy, Inc. (9722); I&J Holdco, Inc. (1543); LaJobi, Inc. (1450); CoCaLo, Inc. (3844); and RB Trademark Holdco, LLC (0611). The Debtors’ corporate headquarters are located at 301 Route 17 North, 6th Floor, Rutherford, New Jersey 07070.
[2]	This order supersedes the Amended Order entered at Docket No. 273. Notwithstanding the entry of this Corrected Amended Order as of the date hereof, the closing of the Sale under the Asset Purchase Agreement and related documents may be as of August 18, 2014.

Page:	2
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

Upon the motion dated July 28, 2014 (the “Sale Motion”)3 of the above captioned debtors and debtors-in-possession (collectively, the “Debtors”) for entry of an order (i) authorizing the sale of substantially all of the assets of Debtor Sassy, Inc. (“Seller”) and the transfer of certain assets of certain other Debtors free and clear of liens, claims and encumbrances, subject to the receipt of higher or better offers at the Sale Hearing, (ii) authorizing the assumption and assignment of certain executory contracts and unexpired leases, (iii) extending the deadline to assume or reject unexpired leases of non-residential real property and/or transfer of designation rights and (iv) granting related relief; and upon the record of the dockets in the Chapter 11 Cases; and it appearing that the highest or otherwise best offer for the Purchased Assets was made by Sassy 14, LLC (“Purchaser”) pursuant to that certain Asset Purchase Agreement by and among Seller and Purchaser dated as of July 25, 2014, as amended and restated, substantially in the form attached hereto as Exhibit A (collectively with all related agreements, side letters, documents or instruments and all exhibits, schedules and addenda to any of the foregoing, the “Agreement”); and the Court having reviewed the Sale Motion; and upon the record of the hearing conducted on August 5, 2014 (the “Sale Hearing”), at which time all interested parties were offered an opportunity to submit a higher or better offer and/or be heard with respect to the Sale Motion; and the Court having reviewed and considered (i) the Sale Motion and the exhibits thereto; (ii) the Agreement; (iii) all objections to, or other responses filed in respect of, the Sale Motion; and (iv) the arguments and proffers of counsel made, and the evidence presented, at the Sale Hearing; and it appearing that the relief requested in the Sale Motion is in the best interests of the Debtors, their estates and creditors, and all other parties-in-interest in these bankruptcy cases; and upon the record of the Sale Hearing; and it further appearing that the legal and factual bases set forth in the Sale Motion and at the Sale Hearing establish just cause for the relief granted herein; and after due deliberation thereon,

[3]	Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Sale Motion or the Agreement (defined below), as applicable.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	3
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

IT IS HEREBY FOUND AND DETERMINED THAT:

A. Jurisdiction and Venue. This Court has jurisdiction to consider the Sale Motion and the Sale, including the transactions contemplated by the Agreement, pursuant to 28 U.S.C. §§ 157(b)(1) and 1334(a) and the Standing Order of Reference to the Bankruptcy Court Under Title 11 dated as of September 18, 2012 (Simandle, C.J.). This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (N) and (O). Venue of these cases and the Sale Motion in this District is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

B. Statutory Predicates. The statutory and other legal predicates for the relief sought in the Sale Motion are sections 105(a), 363 and 365 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 6006 and 9014, and Local Rules 6004-1 and 6006-1.

C. Final Order. This Sale Order constitutes a final and appealable order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), the Court expressly finds that there is no just reason for delay in the implementation of this Sale Order, and expressly directs entry of judgment as set forth herein.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	4
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

D. Notice. As evidenced by the affidavits and/or certificates of service previously filed with the Court, the Application to Shorten Time filed on July 28, 2014 [Docket No. 186], the Order Shortening Time entered by this Court on July 28, 2014 [Docket No. 187] and the representations of counsel at the Sale Hearing: (1) good and sufficient cause exists to shorten the time period required Bankruptcy Rule 2002 or other rule for notice of hearing on the Sale Motion, the Sale Hearing, and all related transactions collectively described in the Agreement (the Sale and all such transactions being collectively referred to as the “Transactions”), (2) under the circumstances of the Chapter 11 Cases, proper, timely, adequate and sufficient notice of the Sale Motion, the Sale Hearing, and the Transactions has been provided by the Debtors to parties entitled to notice; (3) such notice, and the form and manner thereof, was good, sufficient and appropriate under the circumstances; and (4) no other or further notice of the Sale Motion, the Agreement, the Transactions or the Sale Hearing shall be required.4

E. Opportunity to Object. A reasonable opportunity to object or be heard with respect to the Sale Motion and the relief requested therein has been afforded to all interested persons and entities.

F. Sale is Appropriate. The Transactions are authorized pursuant to Bankruptcy Code section 363(b)(1). The Transactions represent the sound business judgment of the Debtors and are appropriate in light of the facts and circumstances surrounding the Transactions and the Debtors’ Chapter 11 Cases because (1) the Transaction will result in the best value received for the Purchased Assets and (2) the terms of the sale were negotiated at arm’s length with Purchaser. The record of these proceedings indicates that the Debtors have incurred and continue to incur substantial financial losses and that absent a timely sale of the Purchased Assets, the value of the Debtors’ assets, including the Purchased Assets, would be substantially diminished.

[4]	To the extent service was made later than as was directed in the Order Shortening Time on certain parties as set forth in the various affidavits of service, said service is specifically found to be sufficient.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	5
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

G. Corporate Authority. Seller has full corporate power and authority to execute the Agreement and all other documents contemplated thereby, and to consummate the Transactions.

H. Business Justification. The Debtors have (1) articulated good, sufficient and sound business reasons for consummating the Agreement, the sale of the Purchased Assets and the Transactions; (2) appropriately exercised their business judgment by entering into the Transactions; and (3) demonstrated compelling circumstances for entry into the Transactions pursuant to Bankruptcy Code section 363(b)(1), in that, among other things, the immediate approval by the Court of the Transactions with Purchaser is necessary and appropriate to maximize the value of the Debtors’ estates.

I. Best Interests. Approval of the Agreement and the consummation of the Transactions are in the best interests of the Debtors, their estates, their creditors and other parties in interest.

J. Opportunity to Submit Higher or Better Offers. A reasonable opportunity to submit higher or better offers has been afforded to all interested persons and entities.

K. Highest or Otherwise Best. As demonstrated by (1) the testimony and/or other evidence proffered or adduced at the Sale Hearing; and (2) the representations of counsel made on the record at the Sale Hearing, Purchaser’s offer for the purchase of the Purchased Assets and assumption of the Assumed Liabilities as set forth in the Agreement is fair and reasonable and constitutes the highest or otherwise best offer for the Purchased Assets.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	6
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

L. Arm’s Length Transaction and Purchaser’s Good Faith. The Agreement was negotiated, proposed and entered into by Seller and Purchaser from arm’s-length bargaining positions, without collusion, in good faith within the meaning of Bankruptcy Code section 363(m). Purchaser is not an “insider” of the Debtors, as that term is defined in Bankruptcy Code section 101(31). The Agreement was not entered into, and neither Seller nor Purchaser have entered into the Agreement, or propose to consummate the Transactions, for the purpose of hindering, delaying or defrauding creditors of the Debtors under the Bankruptcy Code or under the laws of the United States, any state, territory, possession thereof, or the District of Columbia. Neither Seller nor Purchaser have entered into the Agreement or is consummating the Transactions with any fraudulent or improper purpose.

M. No Liability Under Section 363(n). Neither Seller nor Purchaser have engaged in any conduct that would cause or permit the Agreement to be avoided under Bankruptcy Code section 363(n). Specifically, Purchaser has not acted in a collusive manner with any person and the purchase price was not controlled by any agreement with unrelated third parties.

N. Free and Clear. The Purchased Assets constitute property of Seller’s estate and title thereto is vested in Seller’s estate within the meaning of Bankruptcy Code section 541(a). Except as provided in the Agreement, the transfer of the Purchased Assets will be a legal, valid, and effective transfer of the Purchased Assets, and will vest Purchaser with all right, title, and interest of Seller in and to the Purchased Assets, pursuant to Bankruptcy Code sections 105(a) and 363(f), free and clear, to the fullest extent available under the Bankruptcy Code or any other applicable law, of all Encumbrances (as that term is defined in the Agreement), and all

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	7
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

Excluded Liabilities (excluding the Assumed Liabilities) are hereinafter collectively referred to as the “Encumbrances”), because, in each case, one or more of the standards set forth in Bankruptcy Code section 363(f)(1)-(5) have been satisfied. The DIP Agent has consented to the Sale. Those other holders of Encumbrances on the Purchased Assets who did not object (or who withdrew their objections) to the Sale Motion or the Transactions are deemed to have consented to the Sale Motion and the Transactions pursuant to Bankruptcy Code section 363(f)(2). Those holders of Encumbrances on the Purchased Assets who did object fall within one or more of the other subsections of Bankruptcy Code section 363(f) and are adequately protected by having their Encumbrances on the Purchased Assets attach to the remaining proceeds of the Sale, if any, ultimately attributable to the Purchased Assets against or in which such Encumbrances are asserted, subject to the terms of such Encumbrances, with the same validity, force and effect, and in the same order of priority, which such Encumbrances now have against the Purchased Assets or their proceeds, subject to any rights, claims and defenses the Debtors or their estates, as applicable, may possess with respect thereto. Except as specifically provided in the Agreement, all persons and entities asserting or holding any Encumbrances in or with respect to the Purchased Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), howsoever arising, shall be forever barred, estopped, and permanently enjoined from asserting, prosecuting or otherwise pursuing such Encumbrances against Purchaser.

O. Injunction. An injunction against creditors and third parties pursuing the Encumbrances is necessary to induce the Purchaser to close under the Agreement; the issuance of such an injunction is therefore necessary to avoid irreparable injury to the Seller and Debtors’ estates, and will benefit all creditors.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	8
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

P. No Successor Liability. Except with respect to the Purchaser’s obligations under the Agreement, neither (a) the transfer of the Purchased Assets to Purchaser nor (b) the assignment by Seller to Purchaser of the Designation Rights nor (c) assumption of the Assumed Agreements will subject Purchaser and/or its affiliates, designees, successors, assigns, officers, directors, members, employees, equity holders, assets (including the Purchased Assets) or properties to any liability by reason of such transfer or assignment and assumption under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law or equity, including, without limitation, any theory of antitrust or successor or transferee liability or otherwise. The Seller and Purchaser are exempt from and excused from complying with any laws or regulations requiring notice to any taxing authority of any jurisdiction prior to, or other laws that might, directly or indirectly, affect consummation of the transactions contemplated by the Agreement or the relief requested in the Motion and the provisions of this Order, without excusing the Purchaser or Seller from any obligations for payment of any taxes or charges arising from such transfer.

Q. Legal and Factual Bases. The legal and factual bases set forth in the Sale Motion and at the Sale Hearing establish just cause for the relief granted herein.

R. Validity of Transfer. As of the Closing, the transfer of the Purchased Assets to Purchaser will be a legal, valid and effective transfer of the Purchased Assets, and will vest Purchaser with all right, title and interest of the Debtors in and to the Purchased Assets, free and clear of all Encumbrances on the Purchased Assets.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	9
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

S. Incorporation of Sale Hearing. All findings of fact and conclusions of law made or announced by the Court at the Sale Hearing are incorporated herein.

NOW, THEREFORE, IT IS ORDERED THAT:

1. Findings of Fact and Conclusions of Law. The findings of fact set forth above and conclusions of law stated herein shall constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any finding of fact later shall be determined to be a conclusion of law, it shall be so deemed and deemed so ordered, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed and deemed so ordered.

2. Notice. As evidenced by the affidavits and/or certificates of service previously filed with the Court, the Application to Shorten Time filed on July 28, 2014 [Docket No. 186], the Order Shortening Time entered by this Court on July 28, 2014 [Docket No. 187] and the representations of counsel at the Sale Hearing: (1) the time period required Bankruptcy Rule 2002 or other rule for notice of hearing on the Sale Motion, the Sale Hearing, and the Transactions is hereby shortened, (2) under the circumstances of the Chapter 11 Cases, proper, timely, adequate and sufficient notice of the Sale Motion, the Sale Hearing, and the Transactions has been provided by the Debtors to parties entitled to notice; (3) such notice, and the form and manner thereof, was good, sufficient and appropriate under the circumstances; and (4) no other or further notice of the Sale Motion, the Agreement, the Transactions or the Sale Hearing shall be required.5

[5]	To the extent service was made later than as was directed in the Order Shortening Time on certain parties as set forth in the various affidavits of service, said service is specifically found to be sufficient.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	10
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

3. Objections. All objections and responses, if any, to the Sale Motion or the relief requested therein, that have not been withdrawn, waived or settled as announced to the Court at the Sale Hearing or by stipulation filed with the Court or pursuant to the terms of this Sale Order, and all reservations of rights included therein, are hereby overruled on the merits, with prejudice. The Motion to Extension of Time to Respond to Debtor, Kid Brands, Inc., Motion to Sell Assets Free and Clear of Encumbrances filed by Scott Wallis [Docket No. 230] is denied. All persons and entities given notice of the Sale Motion that failed to timely object thereto are deemed to consent to the relief sought therein.

4. Approval of the Sale Order, Agreement and Transition Services Agreement. This Sale Order herby vacates and replaces in its entirety that certain sale order and its various attachments entered by the Court dated August 12, 2014 [Docket No. 259]. The Agreement, the Transition Services Agreement, as amended, substantially in the form attached hereto as Exhibit B, the Sale and all of the terms and conditions and Transactions contemplated in connection with the Agreement are hereby authorized and approved pursuant to, inter alia, Bankruptcy Code sections 105(a) and 363(b). Pursuant to Bankruptcy Code section 363(b), the Debtors are authorized to consummate the Transactions pursuant to and in accordance with the terms and conditions in the Agreement and this Sale Order. The Seller, the other Debtors, and their respective affiliates officers, employees and agents, are authorized to execute and deliver, and authorized to perform under, consummate and implement, the Agreement together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Agreement, and to take all further actions as may be (a) reasonably requested by Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to Purchaser, or reducing to possession, the Purchased Assets; or (b) necessary or appropriate to the performance of the obligations contemplated by the Agreement, all without further order of the Court.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	11
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

5. Good Faith. The Transactions have been undertaken by Purchaser in good faith. Purchaser satisfies the good faith requirement of Bankruptcy Code section 363(m) and, accordingly, Purchaser and the Transactions are entitled to all of the protections afforded by Bankruptcy Code section 363(m). Pursuant to Bankruptcy Code section 363(m), if any or all of the provisions of this Sale Order are hereafter reversed, modified, or vacated by a subsequent order of this Court or any other court, such reversal, modification, or vacatur shall not affect the validity and enforceability of any sale, transfer or assignment under the Agreement or obligation or right granted pursuant to the terms of this Sale Order, and notwithstanding any reversal, modification or vacatur shall be governed in all respects by the original provisions of this Sale Order or the Agreement, as the case may be. The Transactions approved by this Sale Order are not subject to avoidance and no damages may be awarded pursuant to Bankruptcy Code section 363(n).

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	12
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

6. Payment of Sale Proceeds to DIP Agent. The Purchaser shall wire the Cash Price in accordance with the Agreement to a bank account specified by the Debtors that is under the control of the DIP Agent.

7. Transfer of Purchased Assets Free and Clear.

A. Pursuant to Bankruptcy Code sections 105(a), 363(b) and 363(f), the Debtors are authorized to transfer the Purchased Assets in accordance with the terms of the Agreement. The Purchased Assets shall be transferred to Purchaser, and upon the occurrence of the Closing, such transfer shall (1) be valid, legal, binding and effective and (2) vest Purchaser with all right, title and interest of the Debtors in the Purchased Assets, free and clear of all Encumbrances on the Purchased Assets, with all Encumbrances on the Purchased Assets that represent interests in property to attach to the remaining proceeds of the Sale, if any, in the order of their priority and with the same validity, force and effect that they now have against the Purchased Assets, subject to any rights, claims and defenses the Debtors or their estates, as applicable, may possess with respect thereto. Upon the occurrence of the Closing, this Sale Order shall be considered and constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Purchased Assets acquired by Purchaser under the Agreement and/or a bill of sale or assignment transferring indefeasible title and interest in the Purchased Assets to Purchaser free and clear of all Encumbrances on the Purchased Assets. All persons and entities are prohibited and enjoined from taking any action to adversely affect or interfere with the ability of the Debtors to transfer the Purchased Assets to Purchaser in accordance with the Agreement and this Sale Order.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	13
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

B. Except as otherwise provided in the Agreement, all Governmental Units (as defined in Bankruptcy Code sections 101(27) and 101(41)) and all persons and entities (and their respective successors and assigns), including, without limitation, all debt security holders, equity security holders, governmental, tax and regulatory authorities, lenders, employees, former employees, pension plans, multiemployer pension plans, labor unions, trade creditors and any other creditors holding Encumbrances on the Purchased Assets (whether legal or equitable, secured or unsecured, known or unknown, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinated) arising under or out of, in connection with, or in any way relating to the Purchased Assets are hereby forever barred, estopped and permanently enjoined from asserting or pursuing any Encumbrances on the Purchased Assets against Purchaser, and/or its affiliates, designees, successors, assigns, officers, directors, members, employees, equity holders, assets (including the Purchased Assets) or properties, including, without limitation, taking any of the following actions with respect to a Claim relating to the Purchased Assets: (1) commencing or continuing, in any manner, any action or other proceeding against Purchaser and/or its affiliates, designees, successors, assigns, officers, directors, members, employees, equity holders, assets (including the Purchased Assets) or properties with respect to any Claim relating to the Purchased Assets; (2) enforcing, attaching, collecting or recovering, in any manner, any judgment, award, decree, or order against Purchaser and/or its affiliates, designees, successors, assigns, officers, directors, members, employees, equity holders, assets (including the Purchased Assets) or properties with respect to any Claim relating to the Purchased Assets; (3) creating, perfecting, or enforcing any liens, claims, encumbrances or other interests against Purchaser and/or its affiliates, designees, successors, assigns, officers, directors,

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	14
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

members, employees, equity holders, assets (including the Purchased Assets) or properties with respect to any Claim relating to the Purchased Assets; (4) asserting any setoff, right of subrogation or recoupment (whether or not a Claim or a Lien) of any kind for any obligation due to Purchaser and/or its affiliates, designees, successors, assigns, officers, directors, members, employees, equity holders, assets (including the Purchased Assets) or properties, in each case with respect to any Claim relating to the Purchased Assets; or (5) commencing or continuing any action, in any manner or place, that does not comply, or is inconsistent with, the provisions of this Sale Order. Notwithstanding any of the injunctive provisions above, nothing herein shall affect the rights of counterparties to Assumed Agreements to assert any and all rights and remedies against Purchaser as contained in the Assumed Agreement, except as to the obligations born by the Debtors under the Agreement.

C. This Sale Order: (1) shall be effective as a determination that, as of the Closing, except as otherwise provided in this Sale Order and the Agreement, all Encumbrances on the Purchased Assets, have been unconditionally released, discharged and terminated as to Purchaser and the Purchased Assets, and that the conveyances and transfers described herein have been effected; and (2) is and shall be binding upon and govern the acts of all persons and entities, including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal and local officials and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any lease; and each of the foregoing persons and entities is hereby directed to accept for filing any and all of the documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	15
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

D. If any person or entity that has filed financing statements, mortgages, deeds of trust, mechanic’s liens, lis pendens or other documents or agreements evidencing Encumbrances against the Purchased Assets has not delivered to the Debtors prior to the Closing of the Transactions, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all interests which the person or entity has with respect to the Purchased Assets, then with regard to the Purchased Assets that are purchased by Purchaser pursuant to the Agreement and this Sale Order: (1) the Debtors are hereby authorized, and Purchaser is hereby authorized, to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Purchased Assets; and (2) Purchaser is hereby authorized to file, register or otherwise record a certified copy of this Sale Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Encumbrances against the Purchased Assets. This Sale Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state or local government agency, department or office. Notwithstanding and without limiting the foregoing, the provisions of this Sale Order authorizing the sale and assignment of the Purchased Assets free and clear of Encumbrances on the Purchased Assets and the Excluded Liabilities, shall be self-executing, and neither the Debtors nor Purchaser shall be required to execute or file releases, termination statements, assignments, consents, or other instruments in order to effectuate, consummate and implement the provisions of this Sale Order.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	16
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

E. Following the Closing of the Transactions, no holder of any Claim with respect to the Purchased Assets shall interfere with Purchaser’s title to or use and enjoyment of the Purchased Assets based on or related to any such Claim or based on any actions the Debtors may take in their chapter 11 cases.

8. Assumption and Assignment of Assumed Agreements. The Debtors are authorized to assume and assign the Assumed Agreements to Purchaser pursuant to the Agreement and subject to the following provisions:

A. Not later than three (3) business days prior to the Closing Date, and subject to the limitation set forth in the last sentence of Section 2.4(b) of the Agreement, Purchaser may deliver to Seller a written notice (the “Pre-Closing Rejection Notice”) identifying certain Real Property Leases and executory contracts that will not become Assumed Agreements.

B. With respect to any Real Property Lease or executory contract not identified in the Pre-Closing Rejection Notice, Purchaser shall have the right (the “Designation Rights”), in its discretion, from the Closing Date until December 31, 2014 (the “Designation Period”), to specifically include or exclude any such executory contracts and Real Property Leases to be assigned to Purchaser as it shall specify in a Designation Notice to Seller, whereupon such executory Contracts and Real Property Leases shall, to the extent included, become Purchased Assets, Assumed Agreements, and to the extent excluded, shall continue to be Excluded Assets and thereby be excluded from the Purchased Assets.

C. With respect to those Real Property Leases and executory contracts not identified in the Pre-Closing Rejection Notice:

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	17
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

(i) within three (3) Business Days prior to the Closing Date, Purchaser shall deliver to Seller and file with the Bankruptcy Court, a list of all such executory contracts and Real Property Leases that are to be assumed by Purchaser at the Closing, which list shall be filed with the Bankruptcy Court and served by the Debtors upon all counterparties to such executory contracts and Real Property Leases that are to be assumed by Purchaser at the Closing, and all such executory contracts and Real Property Leases shall become Purchased Assets, Assumed Agreements and shall be assigned to and assumed by Purchaser at the Closing, and title thereto shall pass to Purchaser at the Closing

(ii) during the Designation Period, each such executory contract and Real Property Lease (other than those executory contracts and Real Property Leases assumed by Purchaser at the Closing pursuant to Section 2.4(i) of the Agreement) shall not be assigned to and assumed by Purchaser, unless, at any time prior to the expiration of the Designation Period, Purchaser files a Designation Notice with the Bankruptcy Court that Purchaser is exercising its Designation Rights to assume such executory contract or Real Property Lease, and serves such Designation Notice upon the Seller and the counterparty to such executory contract or Real Property Lease, in which case such executory contract or Real Property Lease shall be, subject to the provisions of Section 2.4 of the Agreement, an Assumed Agreement;

(iii) during the Designation Period, each such executory contract and Real Property Lease (other than those executory contracts and Real Property Leases assumed by Purchaser at the Closing pursuant to Section 2.4(c)(i) above) shall not be assumed by Purchaser if at any time prior to the expiration of the Designation Period, Purchaser files a Designation Notice with the Bankruptcy Court to the Seller that Purchaser is exercising its Designation Rights to exclude such executory contract or Real Property Lease, and serves such Designation Notice upon the Seller, and such executory contract or Real Property Leases shall be, subject to the provisions of Section 2.4 of the Agreement, an Excluded Asset;

(iv) during the Designation Period, the Seller shall not reject any such executory contracts or Real Property Leases pursuant to Section 365 of the Bankruptcy Code other than Real Property Leases and executory contract identified in the Pre-Closing Rejection Notice, those executory contracts and Real Property Leases that Purchaser rejects pursuant to Section 2.4(c) in the Designation Period, or those executory contracts and Real Property Leases set forth on Schedule 2.4(c)(iv);

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	18
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

(v) if Purchaser fails to file a Designation Notice with the Bankruptcy Court prior to the expiration of the Designation Period with respect to any such executory contract or Real Property Lease (any such executory contract or Real Property Lease sometimes being referred to as an “Undesignated Asset”), such Undesignated Assets shall not be assigned to and assumed by Purchaser and shall be deemed Excluded Assets for purposes of the Agreement; and

(vi) With respect to those Real Property Leases and executory contracts not identified in the Pre-Closing Rejection Notice, Purchaser shall pay all costs and expenses under each such Real Property Lease and executory contract, including all operational expenses of the Seller related to the operation of any facility of the Seller operating at the Location that is the subject of such Real Property Lease or executory contract during the period from the Closing until the date the Purchaser files a notice of non-assumption of such Real Property Lease or executory contract; provided, however, that Purchaser shall perform, or shall cause to be performed, in all material respects any and all obligations of the Seller arising under any such Real Property Lease or executory contract during such period. Any amounts required to be paid, or obligations satisfied, by Purchaser under the Agreement shall be timely paid or satisfied, as applicable, when such amounts or obligations become due, and shall be paid or satisfied by Purchaser on behalf of the Seller. Purchaser hereby agrees to defend, indemnify and hold harmless Seller, and shall reimburse Seller for, from and against any loss, claim, damage or expense incurred by Seller, to the extent arising out of or resulting from Purchaser’s use of, or performance under, and Real Property Lease or executory contract not identified in the Pre-Closing Rejection Notice during the period from the Closing until the date the Purchaser files a notice of non-assumption of such Real Property Lease or executory contract, except Purchaser shall not indemnify Seller for any claim which arises in connection with Seller’s performance under the Transition Services Agreement or as a result of Seller’s failure to comply with the Transition Services Agreement. For the avoidance of doubt and notwithstanding anything to the contrary in the Agreement, Purchaser shall have no liability of any kind to the Seller for any costs or expenses that they may incur under any Real Property Lease or executory contract identified in the Pre-Closing Rejection Notice or in respect of any operational expenses relating to any facility of the Seller operating at the Location that is the subject of such Real Property Lease or executory contract, irrespective of the Rejection Effective Date applicable thereto; and

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	19
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

(vii) During the Designation Period, the counterparty to any executory contract or Real Property Lease, subject to designation rights prior to its assumption or rejection, shall be required to fully perform under said executory contract or Real Property Lease in favor of the Purchaser.6

D. There shall be no assumption of any Assumed Agreement absent simultaneous assignment thereof to Purchaser. Purchaser shall be deemed to be substituted for Seller or any of the Debtors as a party to each of the Assumed Agreements and, pursuant to Bankruptcy Code section 365(k), the Debtors and their estates shall be relieved from any liability for any post-Closing breach of any such Assumed Agreement after assignment of such Assumed Agreement to Purchaser. In accordance with Bankruptcy Code section 365(b)(2) and (f), upon transfer of the Assumed Agreements to Purchaser, (i) Purchaser shall have all of the rights of the Seller or any of the Debtors thereunder, free and clear of all Encumbrances, except as otherwise provided in the Agreement, and each provision of such Assumed Agreements shall remain in full force and effect for the benefit of Purchaser and/or its nominee, notwithstanding any provision in such contract, lease or in applicable law that prohibits, restricts or limits in any way such assignment or transfer; and (ii) none of the Assumed Agreements may be terminated, or the rights of any party modified in any respect, including pursuant to any “change of control” clause, by any other party thereto as a result of the consummation of the Transactions.

[6]	Purchaser may also request that said performance be rendered in favor of the Debtors as well as Purchaser to the extent necessary in the event that Debtors need to perform their obligations under the Transition Services Agreement.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	20
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

E. The provisions of the Agreement and the terms thereof with respect to Cure Amounts and the provisions of this paragraph 8(E) set forth the full extent of Cure Amounts and adequate assurances of future performance required as conditions to assumption and assignment of the Assumed Agreements. There are no defaults or other obligations of the Debtors under the Assumed Agreements that require cure other than as set forth in the Sale Agreement and herein, and, subject to the provisions of this paragraph 8(E), Purchaser has provided adequate assurances of future performance such that the Debtors are authorized to assume the Assumed Agreements and to assign such Assumed Agreements to Purchaser. Notwithstanding any provision to the contrary in the Sale Order, Debtors shall be responsible for all obligations, which arise between the Petition Date and Closing Date relating to all Contracts and Real Property Leases.

9. Assignment of Post-Petition Contracts and Purchase Orders. The Debtors are authorized to assign all post-petition contracts and purchase orders pursuant to the terms of the Agreement.

10. Extension of Deadline to Assume or Reject Real Property Leases. The Debtors’ time to assume or reject the Real Property Leases is hereby extended to the later of: (i) January 14, 2015, or (ii) the expiration of the Designation Period, without prejudice to (a) the Debtors’ rights to request further extensions of the time to assume or reject the Real Property Leases in accordance with the requirements of section 365(d)(4)(B)(ii) of the Bankruptcy Code.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	21
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

11. SchenkerOcean Limited and Schenker, Inc. Any objection to the Sale Motion by SchenkerOcean Limited and Schenker, Inc. (“Schenker”) has been resolved pursuant to, among other things, Seller’s payment of outstanding amounts owed. Container numbers BMOU3133992, HJCU8398402, TGHU5026303 and BHCU3187162 (the “Containers”) hold all inventory of Seller in Schenker’s possession that is being sold to Purchaser pursuant to the Agreement. Schenker’s possessory lien as to such inventory in the Containers shall be deemed extinguished. Nothing in this Sale Order shall limit or otherwise impair Schenker’s possessory lien rights in any inventory not implicated by the Agreement and the Debtors’ right to challenge such liens.

12. Licensed Inventory. Licensed Inventory (as that term is defined in the Transition Services Agreement) shall be treated in accordance with the applicable provisions of the Transition Services Agreement. Nothing in this Sale Order shall limit or otherwise impair any rights and/or claims of any of the Debtors or Disney Consumer Products, Inc. (“Disney”) under applicable law or any agreement between any of the Debtors and Disney, including but not limited to any claims based on any unauthorized use of trademarks or other intellectual property of Disney. For the avoidance of doubt, any Disney Inventory subject to this Order is not being sold free and clear of Disney’s trademark and other intellectual property rights, including the right to bring any claims to enforce those rights against the Purchaser if Purchaser is in violation of this paragraph (but the transfer of Licensed Inventory to Purchaser pursuant to the Transition Services Agreement shall not be an infringement of these rights). For the avoidance of doubt, the Licensed Inventory of The William Carter Company is excluded from the Agreement and is not being transferred to Purchaser under the Agreement or this Order.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	22
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

Notwithstanding anything to the contrary in the Sale Motion or this Sale Order, no trademarks, intellectual property, goodwill, copyright, design patents, or license agreements of the William Carter Company are being transferred to the Purchaser under the Agreement or in connection with this Sale Order.

13. No Personally Identifiable Information Being Sold. Notwithstanding anything to the contrary in the Sale Motion or the Agreement, no personally identifiable information (as defined in section 101(41A) of the Bankruptcy Code) in the Debtors’ possession will be sold or transferred to the Purchaser under the Agreement until further order of this Court. For the avoidance of doubt, to the extent such personally identifiable information is allowed to be transferred to Purchaser by further order, it shall be transferred free and clear of any Encumbrances and shall be made without any increase in the Purchase Price.

14. Access to Books and Records. Subject to Section 8.7 of the Agreement, the Debtors shall provide the Committee and any trustee of a trust established for the benefit of unsecured creditors (the “GUC Trust”) access to all books and records of the Debtors and the Seller, including, without limitation, (i) all documents and communications of any kind, whether physical or electronic, and (ii) all documents, files and other information included under paragraph 2 of Exhibit B to the Transition Services Agreement, subject to reasonable confidentiality restrictions, which are reasonably required to reconcile and object to claims (as defined in the Bankruptcy Code) and pursue causes of action on behalf of the Debtors’ estates or the GUC Trust; provided that any dispute regarding the provision of the foregoing shall be resolved by the Court.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	23
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

15. Permanent Injunction. This Sale Order shall operate as a permanent injunction prohibiting any party to a contract that has been rejected by any of the Debtors that in any way relates to any of the Purchased Assets from taking any action against Purchaser in connection with the Transactions, whether pursuant to the Bankruptcy Code or any other statutory or non-statutory federal, state or local law.

16. Operation by Purchaser. To the maximum extent available under applicable law: (a) Purchaser shall be authorized, as of the Closing, to operate under any license, permit, registration, and any other governmental authorization or approval of the Debtors with respect to the Purchased Assets and the Assumed Agreements; (b) all such licenses, permits, registrations, and governmental authorizations and approvals are deemed to have been, and hereby are, directed to be transferred to Purchaser as of the Closing; and (c) to the extent provided by section 525 of the Bankruptcy Code, no governmental unit may revoke or suspend any permit or license relating to the operation of the Purchased Assets sold, transferred or conveyed to Purchaser on account of the filing or pendency of these Chapter 11 Cases or the consummation of the Transactions.

17. Enforcement. The terms and provisions of the Agreement and this Sale Order, and the transactions contemplated thereby and hereby, shall, as applicable, be specifically enforceable against and be binding in all respects upon, or shall inure to the benefit of, the Debtors, their estates, and their creditors, Purchaser, and their respective affiliates, successors and assigns, and any affected third parties, including all entities asserting Encumbrances against the Purchased Assets, notwithstanding any subsequent appointment of any trustee, examiner or receiver of the Debtors under any chapter of the Bankruptcy Code or any other law, and all such terms and provisions likewise shall be binding on and specifically enforceable against such trustee, examiner or receiver, and shall not be subject to rejection or avoidance by the Debtors, their estates, their creditors, any other representatives of their estates, or any trustee, examiner or receiver.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	24
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

18. Effect of Not Closing Transactions. In the event that the Transactions do not close, none of the Seller’s executory contracts and leases shall be assumed or rejected by virtue of this Order and shall remain subject to further administration in this case.

19. No Successor Liability. The Purchaser shall not be deemed to be a joint employer, single employer, co- employer, or successor employer with the Seller for any purpose or under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia and, except as specifically set forth in the Purchase Agreement, the Purchaser shall not have any obligation to pay any past wages, benefits, or severance pay or extend or make any benefits or benefit programs, including COBRA or any similar laws or regulations, to any of Seller’s employees or former employees, including any such employees who may become employees of the Seller.

20. No Bulk Sales. No bulk sales law, or similar law of any state or other jurisdiction shall apply in any way to the transactions contemplated by the Agreement, the Sale Motion and this Sale Order.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	25
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

21. Retention of Jurisdiction. This Court shall retain exclusive jurisdiction to, among other things, (a) interpret, enforce and implement the terms and provisions of this Sale Order and the Agreement, all amendments thereto, any waivers and consents thereunder and of each of the agreements executed in connection therewith in all respects; (b) to adjudicate disputes related to this Sale Order or the Agreement or the rights and duties provided hereunder or thereunder or any issues relating to the Agreement and this Sale Order including, but not limited to, the interpretation of the terms, conditions and provisions hereof and thereof, the status, nature and extent of the Purchased Assets and any Assumed Agreements and all issues and disputes arising in connection with the relief authorized herein, inclusive of those concerning the transfer of the Purchased Assets and Assumed Agreements free and clear of all Encumbrances against the Purchased Assets; and (c) to enforce the injunctions set forth herein.

22. Modification. The Agreement may be modified, amended or supplemented by Purchaser and the Debtors in a writing signed by both parties without further order of the Court, provided that any such modification, amendment or supplement does not materially change the terms of the Agreement or modify the express terms of this Sale Order and subject to the restrictions set forth in Section 12.6 of the Agreement.

23. Survival. Nothing contained in any subsequent order of this Court or any court of competent jurisdiction in these Chapter 11 Cases (or any order entered after any conversion of a Chapter 11 Case of the Debtors to a case under chapter 7 of the Bankruptcy Code) or any chapter 11 plan confirmed in any Debtors’ Chapter 11 Cases or any order confirming any such plan, or any order dismissing any Chapter 11 Case of the Debtors shall nullify, alter, conflict with, or in any manner derogate from the provisions of this Sale Order or the Agreement, and the provisions of this Sale Order or the Agreement shall survive and remain in full force and effect. Any chapter 11 plan and order confirming said plan shall specifically incorporate the terms of this Sale Order. For the avoidance of doubt, if the Debtors’ Chapter 11 Cases are converted to cases under chapter 7 of the Bankruptcy Code, this Sale Order or the Agreement shall be binding on any chapter 7 trustee appointed in such chapter 7 cases.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	26
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

24. Failure to Specify. The failure specifically to include any particular provision of the Agreement in this Sale Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court, the Debtors and Purchaser that the Agreement be authorized and approved in its entirety with such amendments thereto as may be made by the parties in accordance with this Sale Order and the terms of the Agreement.

25. Non-Severability. The provisions of this Sale Order are non-severable and mutually dependent.

26. Automatic Stay. The automatic stay pursuant to Bankruptcy Code section 362 is hereby lifted with respect to the Debtors to the extent necessary, without further order of this Court, to allow: (a) Purchaser to give the Debtors any notice provided for in the Agreement, and (b) Purchaser to take any and all actions provided under or contemplated by the Agreement and the Transition Services Agreement in accordance with the terms and conditions thereof.

27. Order Immediately Enforceable. Notwithstanding the provisions of Bankruptcy Rules 6004 and 6006 or any applicable provisions of the Local Rules, this Sale Order shall not be stayed for fourteen (14) days after the entry hereof, but shall be effective and enforceable immediately upon entry.

28. Further Assurances. The Debtors are hereby authorized to promptly (a) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Purchaser may reasonably request to correct any errors or omissions hereunder, to comply with changes in applicable law and any recordation requirements, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith as contemplated herein, and (b) do all such further lawful and reasonable acts, conveyances and assurances as may be necessary or appropriate to carry out of the intents and purposes of this Sale Order and related Agreement as Purchaser shall reasonably require from time to time.

Approved by Judge Donald H. Steckroth August 19, 2014

Page:	27
Debtors:	Kid Brands, Inc., et al.
Case No.:	14-22582 (DHS)
Caption:	Corrected Amended Order (I) Authorizing the Sale of Substantially All Assets of Debtor Sassy, Inc. and Transfer of Certain Assets of Certain Other Debtors Free and Clear of Liens, Claims and Encumbrances, (II) Authorizing the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases and/or Transfer of Designation Rights, (III) Extending the Deadline to Assume or Reject Unexpired Leases of Non-Residential Real Property and (IV) Granting Related Relief

29. No Broker’s Fee. Purchaser is not and will not be liable to any agent, broker, person or firm acting or purporting to act on behalf of either the Debtors or Purchaser for any commission, broker’s fee or finder’s fee respecting the Transactions.

30. Conflicts. In the event of a direct conflict between the terms of this Sale Order and the terms of (a) the Agreement, or (b) any other order of this Court, the terms of this Sale Order shall govern and control.

31. No Waiver. Except as otherwise expressly set forth herein, nothing in this Sale Order shall modify or waive any closing conditions or termination rights in the Agreement, and all such conditions and rights shall remain in full force and effect in accordance with their terms.

32. Closing. Notwithstanding anything to the contrary in the Agreement, the Closing Date shall be held no later than Tuesday August 19, 2014.

33. Side Letter. That certain side letter by and between the Seller and Purchaser attached as Exhibit C to this Sale Order is hereby approved.

Approved by Judge Donald H. Steckroth August 19, 2014

Exhibit A

Approved by Judge Donald H. Steckroth August 19, 2014

Execution Version

AMENDED AND RESTATED

ASSET PURCHASE AGREEMENT

BY AND AMONG

SASSY, INC.,

SASSY 14, LLC

AND

ANGELCARE MONITORS, INC.

(solely for purposes of Sections 8.14 and 12.7)

DATED AS OF JULY 25, 2014

Approved by Judge Donald H. Steckroth August 19, 2014

Approved by Judge Donald H. Steckroth August 19, 2014

i

5.10	Inventory	26
5.11	Intellectual Property	26
5.12	Brokers	27
5.13	Benefit Plans; Employees and Employee Practices	28
5.14	Permits	29
5.15	Taxes	29
5.16	Insurance	30
5.17	No Other Representations or Warranties; Schedules	30
5.18	Good Faith Purchaser	30

ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF PURCHASER	31

6.1	Organization and Good Standing	31
6.2	Authorization of Agreement	31
6.3	Conflicts; Consents of Third Parties	31
6.4	Brokers	32
6.5	Condition of the Purchased Assets	32

ARTICLE VII	BANKRUPTCY COURT MATTERS	32

7.1	Submission to the Bankruptcy Court	32
7.2	Support for Substantial Contribution	33

ARTICLE VIII COVENANTS		33

8.1	Consents	33
8.2	Further Assurances	33
8.3	Publicity	33
8.4	Schedules and Exhibits	34
8.5	Payment of Taxes	34
8.6	Adequate Assurance	34
8.7	Reasonable Access to Records and Certain Personnel	34
8.8	Employees and Employee Benefit Plans	35
8.9	Service of Notice	36
8.10	Damage or Destruction	36
8.11	Employment Agreement of Dean F	37
8.12	Conduct of Business of Seller	37
8.13	Exclusivity and Consent to Sale Order	37
8.14	Parent Guaranty	38
8.15	Non-solicitation	38

ARTICLE IX	CONDITIONS TO CLOSING	38

9.1	Conditions Precedent to Obligations of Purchaser	38
9.2	Conditions Precedent to Obligations of Seller	39
9.3	Conditions Precedent to Obligations of Purchaser and Seller	39
9.4	Frustration of Closing Conditions	40

Approved by Judge Donald H. Steckroth August 19, 2014

ii

ARTICLE X	TAXES	40

10.1	Allocation of Taxes	40
10.2	Purchase Price Allocation	40
10.3	Tax Reporting	40
10.4	Cooperation and Audits	40
10.5	Collection of Accounts Receivable	41
10.6	Transfer Taxes	41

ARTICLE XI	INDEMNIFICATION	41

ARTICLE XII	MISCELLANEOUS	42

12.1	No Survival of Representations and Warranties	42
12.2	Expenses	42
12.3	Injunctive Relief	42
12.4	Submission to Jurisdiction; Consent to Service of Process	42
12.5	Waiver of Right to Trial by Jury	43
12.6	Entire Agreement; Amendments and Waivers	43
12.7	Governing Law	43
12.8	Notices	43
12.9	Severability	44
12.10	Assignment	45
12.11	Counterparts; Electronic Signature	45

Approved by Judge Donald H. Steckroth August 19, 2014

iii

AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

This AMENDED AND RESTATED ASSET PURCHASE AGREEMENT is entered into and dated as of July 25, 2014 (this “Agreement”), by and between Sassy, Inc., an Illinois corporation (“Seller”), and Sassy 14, LLC, a Delaware limited liability company (“Purchaser”) and Angelcare Monitors, Inc., a Canadian corporation (“Parent”) (solely for purposes of Sections 8.14 and 12.7). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Section 1.1.

W I T N E S S E T H:

WHEREAS, Seller designs, imports, markets and distributes certain branded infant and juvenile consumer products, including developmental toys and feeding, bath and baby care items (the “Business”);

WHEREAS, on June 18, 2014, Kid Brands, Inc. (“Kid Brands”) and its certain of its direct and indirect wholly-owned subsidiaries, including Seller (“Debtors”), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”), Lead Case No. 14-22582 (the “Bankruptcy Case”);

WHEREAS, upon the terms and subject to the conditions set forth herein and as authorized under Sections 105, 363, and 365 of the Bankruptcy Code, Seller and Purchaser wish to enter into this Agreement, pursuant to which Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, certain of Seller’s assets and other assets of Affiliates used primarily in the operations of the Business in exchange for the payment to Seller of the Purchase Price and the assumption by Purchaser of the Assumed Liabilities pursuant to the terms hereof;

WHEREAS, on July 25, 2014, the Parties entered into an Asset Purchase Agreement (the “Original Purchase Agreement”);

WHEREAS, the Parties desire to amend and restate the Original Purchase Agreement as provided herein; and

WHEREAS, the transactions contemplated by this Agreement (the “Transactions”) will be subject to the approval of the Bankruptcy Court and will be consummated only pursuant to a Sale Order (as defined below) to be entered in the Bankruptcy Case and other applicable provisions of the Bankruptcy Code.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter contained, and intending to be bound hereby, the Parties hereby agree as follows:

Approved by Judge Donald H. Steckroth August 19, 2014

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1 or in other Sections of this Agreement:

“Accounts Receivable” means, with respect to Seller, any and all (i) accounts receivable, notes receivable and other amounts receivable owed, or that may become owed, to Seller (whether current or non-current), including all credit card receivables, together with all security or collateral therefor and any interest or unpaid financing charges accrued thereon, including all actions pertaining to the collection of amounts payable, or that may become payable, to Seller in each case with respect to products sold or services performed on or prior to the Closing Date, (ii) construction allowances and other amounts due from landlords with respect to Assumed Real property Leases (including in respect of prior overcharges), (iii) rebate receivables from suppliers, (iv) insurance claims receivables, (v) other amounts due to Seller which Seller has historically classified as accounts receivable in the consolidated balance sheet of Seller, and (vi) any claim, remedy or other right of Seller related to any of the foregoing.

“Acquired Location” means any Location subject to an Assumed Real Property Lease.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract, or otherwise. For the avoidance of doubt, Kid Brands, Inc. and any direct or indirect wholly-owned subsidiary of Kid Brands, Inc., shall be considered an Affiliate.

“Allocation Statement” has the meaning set forth in Section 10.2.

“Assumed Agreements” has the meaning set forth in Section 2.1(b)(i).

“Assumed Contracts” has the meaning set forth in Section 2.1(b)(i).

“Assumed Liabilities” has the meaning ascribed thereto in Section 2.3.

“Assumed Real Property Leases” has the meaning set forth in Section 2.1(b)(i).

“Assumption Approval” has the meaning set forth in Section 2.5(b).

“Assumption Order” means an Order of the Bankruptcy Court authorizing the assumption or the assumption and assignment of a Real Property Lease or Contract pursuant to Section 365 of the Bankruptcy Code, which Order may be the Sale Order.

Approved by Judge Donald H. Steckroth August 19, 2014

“Books and Records” means all files, documents, instruments, paper, data and plans (whether written, electronic or in any other medium), advertising and promotional materials and other similar items of Seller as of the Closing including supplier lists, mailings lists, sales and promotional literature, other sales-related materials related to the Purchased Assets, books and records, including Tax books and records (whether stored or maintained in hard copy, digital or electronic format, or otherwise) used by Seller in connection with the Business or relating to the Purchased Assets, including customer lists, customer information and account records, computer files, data processing records, payroll, employment and personnel records, advertising and marketing data and records, credit records, records relating to suppliers, and other data.

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized by Law to close.

“Cap Amount” has the meaning set forth in Section 2.3(b).

“Claim” has the meaning set forth in Section 101(5) of the Bankruptcy Code.

“Closing” has the meaning set forth in Section 4.1.

“Closing Date” has the meaning set forth in Section 4.1.

“Committee” shall mean the official committee appointed in the Bankruptcy Case by the United States Trustee pursuant to a Notice of Appointment dated July 3, 2014.

“Contract” means any written or oral agreement, arrangement, understanding, license, sublicense, lease, or instrument or other contractual or similar arrangement or commitment to which Seller is a party, other than a Real Property Lease.

“Cure Amounts” means monetary amounts that must be paid and nonmonetary obligations that otherwise must be satisfied (to the extent arising before the Petition Date), including pursuant to Sections 365(b)(1)(A) and (B), 365(d)(3) and 503(b) of the Bankruptcy Code, in connection with the assumption and/or assignment of the Assumed Agreements, as such amounts and obligations may be modified by agreement between Purchaser and/or Seller and any applicable counterparty to an Assumed Agreement.

“Deposit” has the meaning set forth in Section 3.2.

“Designation Rights” has the meaning set forth in Section 2.4.

“Designation Period” has the meaning set forth in Section 2.4.

“DIP Credit Agreement” means that certain Debtor-in-Possession Credit Agreement dated as of June 18, 2014 by and among Seller, their affiliate guarantors, Salus Capital Partners, LLC, and the other lenders party thereto.

“DIP Lender” means Salus Capital Partners, LLC, as agent for the lenders party to the DIP Credit Agreement.

Approved by Judge Donald H. Steckroth August 19, 2014

“Employee Costs” means any accrued and unpaid payroll expenses through the Closing Date and health and medical expenses that have been incurred but not paid as of the Closing Date, in each case solely with respect to Transferred Employees.

“Encumbrance” means any and all liens (including, but not limited to, (i) any lien, replacement lien, claim, interest, or charge granted to any party under any Order entered in this case and (ii) mechanics’, materialmen’s and other consensual and non-consensual liens and statutory liens), security interests, encumbrances and claims (including, but not limited to, any “claim” as defined in section 101(5) of the Bankruptcy Code), reclamation claims, malpractice claims, tort claims, any liability or obligations under COBRA, mortgages, deeds of trust, pledges, covenants, restrictions, hypothecations, charges, indentures, loan agreements, causes of action, options, rights of first refusal, offsets, recoupment, rights of recovery, judgments, orders and decrees of any court or foreign or domestic government entity, claims for reimbursement, contribution, indemnity or exoneration, assignment, preferences, WARN Act or similar state or local law, debts, charges, suits, rights of recovery, interests, products liability, alter-ego, environmental, successor liability, tax and other liabilities, causes of action and claims, and in such case whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, material or non-material, disputed or undisputed, or known or unknown, whether arising prior to, on, or subsequent to the Petition Date, whether imposed by agreement, understanding, law, equity, or otherwise.

“Equipment” means all machinery, supplies, rolling stock, equipment, computer equipment, software, software systems, databases, and database systems owned by Seller and used at the Acquired Locations.

“Escrow Agent” has the meaning set forth in Section 3.2.

“Escrow Agreement” has the meaning set forth in Section 3.2.

“Excess Cure Cap Amount” has the meaning set forth in Section 2.4(e).

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“FF&E” has the meaning set forth in Section 2.1(b)(iii).

“Final Order” means the final non-appealable Bankruptcy Order and all other final non-appealable Orders and approvals of the Bankruptcy Court necessary or advisable for (i) the performance of this Agreement and (ii) the consummation of the transactions contemplated hereby, that, in each case, have been finally entered or given, as applicable, and with respect to which, the applicable periods for the filing of a notice of appeal therefrom or motion to amend, modify, or reconsider has passed without the timely filing of such a notice or motion, or such appeal or motion has been finally resolved.

Approved by Judge Donald H. Steckroth August 19, 2014

“Fixed Assets” means all furniture, furnishings, fixtures, trade fixtures, racks, pallets, displays, and office equipment used at the Acquired Locations.

“GAAP” means generally accepted accounting principles currently in effect in the United States.

“Governmental Body” means any governmental unit (as that term is defined in section 101(27) of the Bankruptcy Code), government, or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality, or authority thereof, or any court or arbitrator (public or private).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indemnity Claim Holdback” has the meaning set forth in Section 3.1(e)(iii).

“Intellectual Property” means, to the extent relating to or used in connection with the Business, whether owned or licensed, whether related to use in the United States or another country, (i) any and all patents (including design patents, industrial designs, and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part, and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto, (ii) trademarks, service marks, certification marks, trade names, brand names, trade dress, logos, business and product names, slogans, and registrations and applications for the registration thereof, (iii) copyrights (including software) and registrations thereof, (iv) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering, and technical drawings, product specifications, discoveries, and confidential business information, (v) intellectual property rights similar to any of the foregoing, (vi) computer software, web sites, and domain names, (vii) copies and tangible embodiments thereof (in whatever form or medium, including electronic media) and (viii) all contracts or licenses for the use of any of the foregoing, in the case of each of the foregoing, together with all goodwill directly or indirectly associated therewith, and (ix) all rights to sue or recover and retain damages and costs and attorneys’ fees for past, present and future infringement, dilution, misappropriation, or other violation of any of the foregoing.

“Interest” shall mean an “interest in property” as such phrase is used in Section 363(f) of the Bankruptcy Code.

“Inventory” means all inventory (including raw materials, products in-process and finished products) owned by Seller, whether in transit to or from Seller and whether in the possession or under the control of any of Seller or any third party bailees, including, without limitation, all Merchandise.

“IRC” means the Internal Revenue Code of 1986, as amended.

“Knowledge” means the actual knowledge, after reasonable inquiry, of the executive officers of Seller and Kid Brands, Inc.

Approved by Judge Donald H. Steckroth August 19, 2014

“Law” means any federal, state, local, or foreign law, statute, code, ordinance, rule, regulation, or common-law requirement.

“Leased Real Property” means the real property leased by Seller, as tenant, as described in Schedule 2.1(b)(i), together with, to the extent leased by Seller, all buildings and other structures, facilities, or improvements currently or hereafter located thereon, all fixtures, systems (including HVAC), equipment, and items of personal property of Seller attached or appurtenant thereto, and all easements, licenses, rights, and appurtenances relating to the foregoing.

“Legal Proceeding” means any judicial, administrative, or arbitral actions, suits, or proceedings (public or private) or any proceedings by or before a Governmental Body.

“Liability” means any debt, liability, or obligation (whether direct or indirect, known or unknown, absolute or contingent, accrued or not accrued, liquidated or unliquidated, or due or to become due), and including all costs and expenses relating thereto.

“Lien” has the meaning ascribed thereto in Section 101(37) of the Bankruptcy Code.

“Location” means any place at which Seller operates the Business.

“Material Adverse Effect” means any change, event, occurrence, fact, condition, effect, or development that is materially adverse to (i) the Purchased Assets, (ii) the Business, or (iii) the ability of Seller to consummate the transactions contemplated hereunder in accordance with the terms hereof.

“Merchandise” means Inventory that is salable in the ordinary course of business.

“Minimum Funding Obligations” means mandatory contributions to the Pension Plan pursuant to the Code and ERISA, respectively, 26 U.S.C. §§ 412 and 430 and 29 U.S.C. §§ 1082 and 1083.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment, or arbitration award of a Governmental Body.

“Permitted Exceptions” means: (i) statutory liens for Taxes not yet due and payable, (ii) immaterial statutory liens of carriers, warehousemen, mechanics, repairmen, workmen, customs brokers or agencies, in each case, incurred in the ordinary course of business, (iii) easements, rights of way, zoning ordinances and other similar Encumbrances affecting the Leased Real Property which, individually or in the aggregate, do not materially impair the current use by Seller of the Leased Real Property subject thereto, or the value thereof, (iv) immaterial statutory liens creating a security interest in favor of landlords with respect to property of Seller, and (v) Encumbrances solely affecting the landlords’ or ground lessors’ underlying interest in any of the Real Property Leases and/or the underlying interests in land from time to time which, individually or in the aggregate, do not materially impair the use by Seller thereof, or the value thereof.

“Periodic Taxes” has the meaning set forth in Section 10.1.

Approved by Judge Donald H. Steckroth August 19, 2014

“Permits” has the meaning set forth in Section 2.1(b)(vii).

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body, or other entity.

“Petition Date” means June 18, 2014.

“Purchase Price” has the meaning set forth in Section 3.1(a).

“Purchased Assets” has the meaning set forth in Section 2.1(b).

“Purchaser Claim” has the meaning set forth in Section 3.1(e)(iii)(B).

“Real Property Lease” means any real property lease, sublease, license, or other agreements under which Seller uses or occupies or has the right to use or occupy, as lessor (or sublessor) or lessee (or sublessee), or licensor or licensee, now or in the future, any real property used in the conduct of or related to the Business or any portion thereof.

“Rejected Agreement(s)” has the meaning set forth in Section 2.2(a).

“Registered IP” means all Intellectual Property that, as of the date of this Agreement, is registered, filed or issued under the authority of, with or by any Governmental Authority, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

“Sale Order” means an Order entered by the Bankruptcy Court approving this Agreement, which shall be reasonably acceptable to Seller and acceptable to Purchaser.

“Security Deposits” means all security deposits (including cash) held by landlords, utilities, or other parties under any Assumed Agreements.

“Seller Benefit Plan” means any “employee benefit plans”, as defined in Section 3(3) of ERISA, and all other material employee benefit arrangements or payroll practices, including, without limitation, bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life insurance and scholarship programs, maintained by Seller as of the Closing Date or to which Seller contributed or is obligated to contribute thereunder for current or former employees of Seller.

“Tax Authority” means any government, or agency, instrumentality, or employee thereof, charged with the administration of any Law relating to Taxes.

“Tax Return” means all returns, declarations, reports, estimates, information returns, and statements required to be filed in respect of any Taxes (including any attachments thereto or amendments thereof).

Approved by Judge Donald H. Steckroth August 19, 2014

“Taxes” means (i) all federal, state, local, or foreign taxes, charges, or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, and estimated taxes; (ii) any item described in clause (i) for which a taxpayer is liable as a transferee or successor, by reason of the regulations under Section 1502 of the IRC, or by contract, indemnity, or otherwise; and (iii) all interest, penalties, fines, additions to tax, or additional amounts imposed by any Tax Authority in connection with any item described in clause (i) or (ii).

“Termination Date” has the meaning set forth in Section 4.4(a).

“Transferred Employees” means employees of Seller hired by Purchaser pursuant to Section 8.8 hereof.

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq. (1988) and any similar Laws, including Laws of any state, country or other locality that is applicable to a termination of employees.

1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Period. When calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the period in question shall end on the next succeeding Business Day.

Exhibits and Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to any gender or genders shall include all genders. Words imparting only the singular number shall include the plural and vice versa.

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections, and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

Herein. Words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless so stated.

Approved by Judge Donald H. Steckroth August 19, 2014

Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it unless so stated.

Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

2.1 Purchase and Sale of Assets.

(a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, to the fullest extent permitted by Sections 363 and 365 of the Bankruptcy Code, Purchaser shall purchase, acquire, and accept from Seller, and Seller shall sell, transfer, convey, and deliver to Purchaser, all of Seller’s right, title, and interest in, to, and under the Purchased Assets, free and clear of all Liens, Claims, Interests, and Encumbrances other than Permitted Exceptions.

(b) For purposes of this Agreement, the term “Purchased Assets” means all of the following properties, assets, and rights of Seller related to the Business (other than the Excluded Assets) existing as of the Closing, including without limitation:

(i) all Real Property Leases and Contracts listed on Schedule 2.1(b)(i) (respectively the “Assumed Real Property Leases” and the “Assumed Contracts” and, collectively, the “Assumed Agreements”);

(ii) the Intellectual Property, including without limitation, all intellectual property set forth on Schedule 2.1(b)(ii), and to the extent transferable and assignable, all other Intellectual Property owned solely by Seller and used in the Business, including, without limitation, all patents, trademarks, trade secrets, trade dress, copyrights, know-how and customer lists;

(iii) all Fixed Assets and Equipment, wherever located, that are used to operate the Acquired Locations (collectively, the “FF&E”), including the FF&E set forth on Schedule 2.1(b)(iii);

(iv) all Inventory, supplies and materials of Seller as of the Closing, and, subject to the proviso of this clause (iv), all rights of Seller to receive such Inventory, supplies and materials which are on order or in transit as of the Closing; provided, that Purchaser’s right to any Inventory, supplies and materials which are on order or in transit shall be conditioned upon Purchaser’s agreement to pay for such Inventory, supplies and materials (it being understood that Seller shall have no obligation to pay for, or any liability with respect to, any such items);

Approved by Judge Donald H. Steckroth August 19, 2014

(v) all Security Deposits relating to any Assumed Agreements;

(vi) to the extent transferable and assignable, all licenses, franchises, permits, variances, exemptions, orders, approvals, and authorizations issued by Governmental Bodies in connection with the Acquired Locations (the “Permits”);

(vii) all telephone numbers and addresses (including electronic mail addresses, except to the extent incorporating a domain name related to Kid Brands or any Affiliate) used by Seller in connection with the Acquired Locations;

(viii) all Books and Records relating to the Acquired Locations, but excluding any such Books and Records that are subject to attorney-client or similar privilege or any other Books or Records that Seller are precluded or restricted from transferring pursuant to applicable Law;

(ix) all Accounts Receivable of Seller as of Closing;

(x) all goodwill associated with the Business or the Purchased Assets, including all goodwill associated with Seller’s Intellectual Property and all rights under any confidentiality agreements executed by any third party for the benefit of Seller to the extent relating to the Purchased Assets;

(xi) all rights of Seller under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with current employees, former employees or current or former directors, consultants, independent contractors and agents of Seller or any Affiliate of Seller or with third parties to the extent primarily relating to the Purchased Assets (or any portion thereof); provided however if the foregoing rights are not severable, Seller shall receive all rights under any non-disclosure or confidentiality, non-compete, or non-solicitation agreements whether relating to the Purchased Assets or any portion thereof;

(xii) any claims against Dean F. Robinson as more fully set forth in Section 8.12 hereof;

(xiii) any rights, demands, claims, credits, allowances, rebates (including any vendor or supplier rebates), and rights of setoff (other than against Seller) arising out of or relating to any of the Purchased Assets as of the Closing;

(xiv) all prepaid and deferred items (including prepaid real property Tax but excluding prepaid income Taxes) that relate to the Purchased Assets as of the Closing, including all prepaid rentals and unbilled charges, fees and deposits;

(xv) Designation Rights as set forth in Section 2.4 hereof;

(xvi) any post-petition contracts or purchase orders entered into by Seller and selected by Purchaser within three (3) days after Closing;

(xvii) all rights of Seller under any and all non-disclosure agreement(s) signed by a third party in connection with access by said third party to Seller’s virtual data room;

Approved by Judge Donald H. Steckroth August 19, 2014

(xviii) without duplication of the above, all restricted cash deposits of Seller held by any party and relating to the Purchased Assets, all credit card deposits, all royalties, advances, prepaid assets (excluding prepaid income Taxes or Taxes that Seller is responsible for hereunder), security and other deposits, prepayments and other current assets of Seller as of the Closing relating to the Purchased Assets, including but not limited to (i) prepaid expenses and deposits attributable to any open purchase orders and Inventory, but only to the extent that Purchaser pays the remaining balance with respect to any such Inventory and subject to the purchase price adjustment set forth in Section 3.1(a)(i)(C), (ii) prepaid charges and deposits in respect of telephone, electricity, water and sewer and other utilities provided to the real property leased under the Assumed Real Property Leases, (iii) prepaid common area maintenance expenses relating to the real property leased under the Assumed Real Property Leases, to the extent in respect of periods on or after the Closing Date, and (iv) ordinary holdbacks (including ordinary credit card holdback payments or protection reserves).

(c) To the extent any assets are used primarily in the operation of Seller’s Business or are necessary for said operations but are owned by an Affiliate of Seller, Seller shall cause said Affiliate to convey said assets to the Purchaser without adjustment to the Purchase Price (and those assets shall also be regarded as Purchased Assets) and the Sale Order shall so provide; provided, that notwithstanding anything in this Agreement to the contrary, Purchaser shall not acquire any rights with respect to Contracts executed by Kid Brands or any Affiliate (other than Seller) on behalf of the Kid Brands group, even to the extent used in the Business. For the avoidance of doubt and notwithstanding any language in the Agreement to the contrary, the Purchaser shall, to the extent permissible, cause Kid Brands to convey any Contract(s) to Purchaser related to the AX system (including but not limited to EDI systems) without adjustment to the Purchase Price; provided however if such conveyance is not permissible the Purchase Price shall be reduced by $500,000.00. To the extent any such contracts are executory contracts, they shall be deemed Assumed Contracts.

2.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, nothing herein shall be deemed to sell, transfer, assign, or convey the Excluded Assets to Purchaser, and Seller shall retain all right, title, and interest to, in, and under, and all obligations with respect to, the Excluded Assets. For all purposes of and under this Agreement, the term “Excluded Assets” means:

(a) the Real Property Leases and Contracts listed on Schedule 2.2 attached hereto (collectively, the “Rejected Agreements”);

(b) all rights, claims and causes of action of Seller arising under Sections 544, 547, 548, 549, and 550 of the Bankruptcy Code and other similar Law, except for any such claims against Dean F. Robinson;

(c) all Tax refunds relating to or arising out of the operation of the Business and to any period, or portion of any period, on or prior to the Closing Date;

(d) all of Seller’s cash;

Approved by Judge Donald H. Steckroth August 19, 2014

(e) all rights and other assets, including without limitation Contracts, of Kid Brands, Inc. and/or its subsidiaries other than Seller (collectively, the “KID Group”) owned, used, or held primarily for use by the KID Group in whole or in part in connection with any activity or business other than the Business, or are necessary for said operations, even if used by or related to the Business; provided, that the parties shall arrange in good faith, in the Transition Services Agreement (as defined in Section 9.1(d)), for the provision to Purchaser of any services reasonably required by the Business pursuant to any such Contracts; and

(f) all assets of Seller not described in Section 2.1, including without limitation any rights of Seller under this Agreement.

2.3 Assumption of Liabilities. On the terms and subject to the conditions and limitations set forth in this Agreement, at the Closing, Purchaser shall assume, effective as of the Closing, and shall pay, perform and discharge in accordance with their respective terms, the following Liabilities existing as of the Closing (collectively, the “Assumed Liabilities”) and no others:

(a) all Liabilities of Seller under the Assumed Agreements and with respect to the Transferred Employees arising after the occurrence of the Closing;

(b) all Cure Amounts and Employee Costs, up to an aggregate amount not to exceed Three Hundred Thousand ($300,000.00) Dollars (the “Cap Amount”) plus all Cure Amounts in excess of the Excess Cure Cap Amount (as defined in Section 2.4(e)), required to be paid in respect of the Assumed Agreements; and

(c) all Liabilities arising out of Purchaser’s ownership, use, or occupancy of the Purchased Assets after the occurrence of the Closing.

2.4 Pre-Closing Rejection; Designation Rights; Exclusion of Certain Purchased Assets.

(a) Not later than three (3) Business Days prior to the Closing Date, and subject to the limitation set forth in the last sentence of Section 2.4(b) below, Purchaser may deliver to Seller a written notice (the “Pre-Closing Rejection Notice”) identifying certain Real Property Leases (the “Rejected Real Property Leases”) and executory contracts (the “Rejected Executory Contracts”) that will not become Assumed Agreements. Each Rejected Real Property Lease and Rejected Executory Contract shall automatically become an Excluded Asset and thereby be excluded from the Purchased Assets. With respect to any facility located at the property that is the subject of a Rejected Real Property Lease (each, a “Rejected Location”), Seller shall within five (5) Business Days following the Closing Date, transfer all Merchandise located at any Rejected Location to an Acquired Location, provided that such shipments (which shall be at Purchaser’s expense) shall be addressed in the Transition Services Agreement. Seller shall be responsible for all costs and expenses under each Rejected Real Property Lease and Rejected Executory Contract, including all operational expenses related to the operation facility of Seller operating at the Location that is the subject of such Rejected Real Property Lease, pending rejection thereof by Seller pursuant to Section 365 of the Bankruptcy Code.

Approved by Judge Donald H. Steckroth August 19, 2014

(b) With respect to any Real Property Lease or executory contract not identified in the Pre-Closing Rejection Notice, Purchaser shall have the right (the “Designation Rights”), in its discretion, for a period from the Closing Date until December 31, 2014 (the “Designation Period”), to specifically include or exclude any such executory Contracts and Real Property Leases to be assigned to Purchaser as it shall specify in an Designation Notice to Seller, whereupon such executory Contracts and Real Property Leases shall, to the extent included, become Purchased Assets, Assumed Agreements, and to the extent excluded, shall continue to be Excluded Assets and thereby be excluded from the Purchased Assets; provided that such inclusions or exclusions shall not result in a Purchase Price adjustment; provided, further, that the Sale Order shall also extend the time under section 365(d)(4) of the Bankruptcy Code consistent with this provision. The Designation Period may be extended by order of the Bankruptcy Court. For the avoidance of doubt, Purchaser shall not acquire any Designation Rights with respect to Contracts executed by KID Group, even to the extent used in the Business, provided that the parties shall arrange in good faith, in the Transition Services Agreement, for the provision to Purchaser of any services reasonably required by the Business pursuant to any such Contracts.

(c) Consequently, and with respect to those Real Property Leases and executory contracts not identified in the Pre-Closing Rejection Notice:

(i) within three (3) Business Days prior to the Closing Date, Purchaser shall deliver to Seller and file with the Bankruptcy Court, a list of all such executory contracts and Real Property Leases that are to be assumed by Purchaser at the Closing, which list shall be filed with the Bankruptcy Court and served by the Debtors upon all counterparties to such executory contracts and Real Property Leases that are to be assumed by Purchaser at the Closing, and all such executory contracts and Real Property Leases shall become Purchased Assets, Assumed Agreements and shall be assigned to and assumed by Purchaser at the Closing, and title thereto shall pass to Purchaser at the Closing;

(ii) during the Designation Period, each such executory contract and Real Property Lease (other than those executory contracts and Real Property Leases assumed by Purchaser at the Closing pursuant to Section 2.4(i) above) shall not be assigned to and assumed by Purchaser, unless, at any time prior to the expiration of the Designation Period, Purchaser files a Designation Notice with the Bankruptcy Court that Purchaser is exercising its Designation Rights to assume such executory contract or Real Property Lease, and serves such Designation Notice upon Seller and the counterparty to such executory contract or Real Property Lease, in which case such executory contract or Real Property Lease shall be, subject to the provisions of this Section 2.4, an Assumed Agreement;

(iii) during the Designation Period, each such executory contract and Real Property Lease (other than those executory contracts and Real Property Leases assumed by Purchaser at the Closing pursuant to Section 2.4(c)(i) above) shall not be assumed by Purchaser if at any time prior to the expiration of the Designation Period, Purchaser files a Designation Notice with the Bankruptcy Court to Seller that Purchaser is exercising its Designation Rights to exclude such executory contract or Real Property Lease, and serves such Designation Notice upon Seller, and such executory contract or Real Property Leases shall be, subject to the provisions of this Section 2.4, an Excluded Asset;

Approved by Judge Donald H. Steckroth August 19, 2014

(iv) during the Designation Period, Seller shall not reject any such executory contracts or Real Property Leases pursuant to Section 365 of the Bankruptcy Code other than Real Property Leases and executory contract identified in the Pre-Closing Rejection Notice, those executory contracts and Real Property Leases that Purchaser rejects pursuant to Section 2.4(c) in the Designation Period, or those executory contracts and Real Property Leases set forth on Schedule 2.4(c)(iv);

(v) if Purchaser fails to file a Designation Notice with the Bankruptcy Court prior to the expiration of the Designation Period with respect to any such executory contract or Real Property Lease (any such executory contract or Real Property Lease sometimes being referred to as an “Undesignated Asset”), such Undesignated Assets shall not be assigned to and assumed by Purchaser and shall be deemed Excluded Assets for purposes of this Agreement; and

(vi) With respect to those Real Property Leases and executory contracts not identified in the Pre-Closing Rejection Notice, Purchaser shall pay all costs and expenses under each such Real Property Lease and executory contract, including all operational expenses of Seller related to the operation of any facility of Seller operating at the Location that is the subject of such Real Property Lease or executory contract during the period from the Closing until the date the Purchaser files a notice of non-assumption of such Real Property Lease or executory contract; provided, however, that Purchaser shall perform, or shall cause to be performed, in all material respects any and all obligations of Seller arising under any such Real Property Lease or executory contract during such period. Any amounts required to be paid, or obligations satisfied, by Purchaser hereunder shall be timely paid or satisfied, as applicable, when such amounts or obligations become due, and shall be paid or satisfied by Purchaser on behalf of Seller. Purchaser hereby agrees to defend, indemnify and hold harmless Seller, and shall reimburse Seller for, from and against any loss, claim, damage or expense incurred by Seller, to the extent arising out of or resulting from Purchaser’s use of, or performance under, and Real Property Lease or executory contract not identified in the Pre-Closing Rejection Notice during the period from the Closing until the date the Purchaser files a notice of non-assumption of such Real Property Lease or executory contract, except Purchaser shall not indemnify Seller for any claim which arises in connection with Seller’s performance under the Transition Services Agreement or as a result of Seller’s failure to comply with the Transition Services Agreement. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, Purchaser shall have no liability of any kind to Seller for any costs or expenses that they may incur under any Real Property Lease or executory contract identified in the Pre-Closing Rejection Notice or in respect of any operational expenses relating to any facility of Seller operating at the Location that is the subject of such Real Property Lease or executory contract, irrespective of the Rejection Effective Date applicable thereto.

Approved by Judge Donald H. Steckroth August 19, 2014

(vii) During the Designation Period, the counterparty to any executory contract or Real Property Lease, subject to designation rights prior to its assumption or rejection, shall be required to fully perform under said executory contract or Real Property Lease in favor of the Purchaser.

(d) For purposes of this Agreement, a “Designation Notice” shall be one or more written notices filed with the Court specifying or otherwise providing (i) Purchaser’s exercise of its Designation Rights to either assume one or more of the executory contracts or Real Property Leases or exclude one or more of the executory contracts or Real Property Leases, as the case may be, (ii) a description, in reasonably sufficient detail, of executory contracts or Real Property Leases to be assumed or excluded, as the case may be. Purchaser shall file Designation Notices (on one or more occasions) identifying Purchaser’s determination to assume or reject any executory contract or Real Property Lease, as the case may be, as soon as reasonably practicable after Purchaser has made any such determination; provided, that in no event shall a Designation Notice be filed later than the expiration of the Designation Period.

(e) In connection with the assumption and assignment to Purchaser of any Assumed Agreement pursuant to this Section 2.4, any Cure Amounts and Employee Costs shall be paid (i) first by Purchaser, up to the Cap Amount, (ii) second, by Seller in excess of the Cap Amount up to an aggregate amount not to exceed $1,300,000.00 (the “Excess Cure Cap Amount”), and (iii) thereafter, by the Purchaser.

(f) Upon the filing of a rejection by the Purchaser of an executory contract or Real Property Lease, the Purchaser shall have no further obligation under said executory contract or Real Property Lease (other than to pay all accrued and unpaid costs and expenses required pursuant to Section 2.4(c)(vi)) and to the extent there remain any fixtures or personal property on the Rejected Location of the Rejected Real Property Lease which is otherwise the subject of this Agreement, said assets shall be deemed automatically transferred back to Seller.

2.5 Excluded Liabilities. Purchaser shall not assume and shall be deemed not to have assumed any Liabilities of Seller of whatever nature, whether presently in existence or arising hereafter, known or unknown, disputed or undisputed, contingent or non-contingent, liquidated or unliquidated, or otherwise, other than the Assumed Liabilities (collectively, the Excluded Liabilities”). Without limiting the foregoing, Purchaser shall not be obligated to assume, does not assume, and hereby disclaims all the Excluded Liabilities, including the following Liabilities of any of Seller or of any predecessor or Affiliate of Seller, whether incurred or accrued before or after the Petition Date or the Closing (for the avoidance of doubt, except to the extent included in the Assumed Liabilities):

(a) all Taxes of Seller, including Taxes imposed on Seller, including all sales Taxes collected by Seller in connection with the pre-Closing operation of the Business, other than as expressly set forth hereunder;

(b) all Liabilities of Seller relating to legal services, accounting services, financial advisory services, investment banking services or any other professional services (“Professional Services”) performed in connection with this Agreement and any of the transactions contemplated, hereby, and any pre-Petition or post-Petition Claims for such Professional Services;

Approved by Judge Donald H. Steckroth August 19, 2014

(c) all Liabilities arising out of, relating to, or with respect to any Seller Benefit Plan, subject to ERISA or otherwise (including any Liabilities related to any Seller Benefit Plan which is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Section 302 or Title IV of ERISA or Code Section 412), irrespective of whether such Liabilities are incurred, recognized, paid or made, as applicable, on, before or after Closing;

(d) except to the extent expressly assumed by Purchaser pursuant to Section 2.3, all Liabilities or claims arising out of, relating to or with respect to (i) the employment or performance of services for, or termination of employment or services for, or potential employment or engagement for the performance of services for, Seller (or any predecessor) of any individual Person (including the Transferred Employees) or any Person acting as a professional employer organization, employee leasing company or providing similar services on or prior to the Closing (including as a result of the transactions contemplated by this Agreement), including Liabilities or claims for workers’ compensation, overtime, severance (including statutory severance), separation, termination, or notice pay or benefits (including under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and Section 4980B of the Code), Liabilities of Seller pursuant to the WARN Act (and Seller shall cause to be filed and delivered all notices in respect thereof) as a result of any transaction contemplated by this Agreement, or any form of accrued or contingent compensation (including leave entitlements), or (ii) any Seller Benefit Plan, irrespective in each case of whether such Liabilities or claims are incurred, recognized, paid or made, as applicable, on, before or after Closing;

(e) all Liabilities relating to Excluded Assets;

(f) all accounts payable and other amounts payable of Seller owed by it to any Affiliate;

(g) all Liabilities of Seller in respect of the Business or the Purchased Assets arising as a result of any action initiated at any time, to the extent in any way related to matters or circumstances occurring or existing prior to the Closing;

(h) all Liabilities of Seller in respect of indebtedness;

(i) all Liabilities arising in connection with any violation of any applicable Law or Order relating to the period prior to the Closing by Seller;

(j) any Liabilities arising under any escheatment, abandoned property or similar Law with respect to the Assumed Liabilities or which otherwise remain with Seller;

(k) all Cure Amounts and Employee Costs in excess of the Cap Amount up to and including the Excess Cure Cap Amount, and all Cure Amounts in respect of any Rejected Executory Contract or Rejected Real Property Lease;

Approved by Judge Donald H. Steckroth August 19, 2014

(l) all Liabilities of Seller pursuant to the WARN Act or similar state and local Law (and Seller shall cause to be filed and delivered notices in respect thereof), or in connection with any pre-Closing non-compliance of Seller or the Business with (and claims that have been or may be made there against under any pending action in connection with) any Laws relating to wages, hours, pay equity, employment equity, conditions of employment, employment standards, human rights, employee privacy, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding Taxes and/or social security Taxes and contributions and any similar Tax or contribution; and

(m) any other Liability of Seller that is not expressly included among the Assumed Liabilities.

2.6 Seller Payments. Seller agrees to make payment, in the ordinary course of business, for any claim arising during the period from the Petition Date until and including the Closing Date with respect to any Assumed Agreements or post-petition contracts that Purchaser is acquiring; provided, that Seller shall not be required to pay any such claim that it is disputing in good faith.

2.7 Assignment of Assumed Real Property Leases and Assumed Contracts; Sale of Designation Rights.

(a) In connection with the assignment to Purchaser of the Assumed Agreements, all Cure Amounts, as determined by the Bankruptcy Court, if any, necessary to cure all defaults, if any, and to pay all actual or pecuniary losses or damages that have resulted from such defaults under the Assumed Agreements, including any amounts payable to any landlord or other party under any Assumed Agreement, that relate to the period prior to the Assumption Approval (as defined below), shall be paid by Purchaser subject to the Cap Amount. For the avoidance of doubt, all Cure Amounts and Employee Costs in excess of the Cap Amount shall be paid by Seller subject to the Excess Cure Cap Amount.

(b) Seller shall use its commercially reasonable efforts to obtain an order or orders of the Bankruptcy Court approving the assumption and assignment of the Assumed Agreements to Purchaser (the “Assumption Approval”) and the sale of Designation Rights on the terms set forth in this Section 2.7, subject to Purchaser’s payment of the applicable Cure Amounts (subject to the Excess Cure Cap Amount) and providing evidence of adequate assurance of future performance thereunder to the satisfaction of the counterparty thereto (or the Bankruptcy Court, in the event of a dispute regarding adequate assurance). For the avoidance of doubt, Seller shall not be obligated to file motions for reconsideration or to file appeals in connection with the Assumption Approval or sale of Designation Rights; provided, however, if Assumption Approval or sale of Designation Rights is not granted, Purchaser may terminate this Agreement pursuant to Section 4.4.

2.8 Conveyances and Assumptions. From time to time following the Closing, Seller shall take commercially reasonable efforts to transfer to Purchaser any Purchased Assets received by or in the possession of Seller.

Approved by Judge Donald H. Steckroth August 19, 2014

ARTICLE III

CONSIDERATION

3.1 Consideration.

(a) The aggregate consideration for the Purchased Assets (the “Purchase Price”) shall be equal to (i) the sum of (A) Fourteen Million and No/100 ($14,000,000.00) Dollars, (B) all Cure Amounts and Employee Costs, up to the Cap Amount and with respect to Cure Amounts in excess of the Excess Cure Cap Amount, and (C) an amount equal to any deposits or other payments related solely to manufacturing orders made by Seller after the execution of this Agreement and before the Closing Date in respect of Inventory (and associated shipping or freight charges), to the extent that Purchaser consented to such deposits or other payments, which deposits or payments set forth on a revised Schedule 3.1 at Closing, subject to Proration and the Purchase Price Adjustment set forth in this Section 3.1 (the “Cash Price”), (ii) the assumption of the Assumed Agreements, and (iii) the assumption of post-petition obligations for post-petition contracts of Seller assigned to Purchaser.

(b) For the avoidance of doubt, all payments by Purchaser in respect of Assumed Real Property Leases, including Security Deposits, are included in the Cash Price.

(c) Proration. At Closing, with respect to all Assumed Real Property Leases, the Parties shall apportion all utility charges and, in accordance with Section 10.l, real estate Taxes.

(d) Working Capital Holdback. At Closing, the Cash Price paid to Seller shall be reduced by an amount equal to $2,000,000.00 (the “Holdback”) and such Holdback shall be delivered to Escrow Agent (as defined herein), subject to the terms of Section 3.1(e).

(e) Purchase Price Adjustment.

(i) Estimated Working Capital Adjustment. The Parties agree that the working capital balance as of the Closing Date shall be an amount equal to $7,300,000.00 (the “Estimated Working Capital Balance”).

(ii) Post-Closing Adjustments. As promptly as practicable, but in no event later than forty-five (45) days following the Closing Date, Purchaser shall cause to be determined the aggregate amount of Accounts Receivable plus Inventory as of the Closing Date (the “Closing Date Working Capital Balance”), determined in accordance with GAAP and with past practice of Seller (including the valuation of Inventory at fully loaded cost) (provided that Accounts Receivable whose aging is beyond 90 days shall be valued at 30 percent of gross amount and any receivable deemed to be uncollectable shall be valued at zero) by retaining an independent inventory taking service provider mutually selected by Purchaser and Seller on or before the Closing Date to perform such calculation. Notwithstanding anything herein to the contrary, the Closing Date Working Capital Balance shall be increased by an amount equal to all payments made by Seller prior to the Closing Date in respect of Inventory (and associated shipping and freight charges), to the extent that such Inventory remains in transit or otherwise is not included in Inventory on Seller’s balance sheet as of the Closing Date; provided that no such

Approved by Judge Donald H. Steckroth August 19, 2014

adjustment shall be made to the Closing Date Working Capital Balance if such amount resulted in an add-back to the Cash Purchase Price pursuant to Section 3.1(a)(i)(C). The Closing Date Working Capital balance shall be subject to Seller’s approval, not to be unreasonably withheld or delayed. The cost of the Inventory taking shall be divided equally between Seller and Purchaser. If the Closing Date Working Capital Balance is less than the Estimated Working Capital Balance, the Cash Price shall be adjusted downward on a dollar for dollar basis by the amount of such difference. Any adjustments to the Cash Price made pursuant to this Section 3.1(e)(ii) shall be made within sixty (60) days of the Closing Date. If the adjustment contemplated hereby requires payment to be made by Seller to Purchaser, Escrow Agent shall, promptly upon receipt of Notice from the Parties make such payment to Purchaser by wire transfer of immediately available funds to an account designated in advance in writing by Purchaser. In such event, Escrow Agent shall release the balance of the Holdback to Seller less the Indemnity Claim Holdback (defined below). If the Holdback is not sufficient to satisfy such adjustment, Seller shall promptly pay the balance to Purchaser. If the adjustment contemplated hereby does not require payment to be made by Seller to Purchaser, Escrow Agent shall, promptly upon receipt of Notice from the Parties, release the Holdback to Seller less the Indemnity Claim Holdback (defined below).

(iii) Indemnity Claim Holdback.

(A) Upon Escrow Agent’s release of the balance of the Holdback to Seller pursuant to Section 3.1(e)(ii), Escrow Agent shall retain $425,000 (or said lesser amount as is available if more than $1,525,000 has been paid to Purchaser as a result of Section 3.1(e)(i),(ii), or (iii)) of such balance (the “Indemnity Claim Holdback”), which may be used to satisfy the dollar amount of any damages to which Purchaser is entitled from Seller in respect of a Purchaser Claim (defined below) that has been finalized under this Section 3.1(e)(iii).

(B) In the event that Purchaser determines that it has a claim for any damages against Seller including but not limited to (i) Seller’s obligations to make payments in excess of the Cap Amount, up to an aggregate amount not to exceed the Excess Cure Cap Amount, (ii) Seller’s obligations to make payments on post-petition contracts being assumed by Purchaser of obligations up to the Closing Date, (iii) any claim for substantial contribution allowed pursuant to Section 7.2, (iv) Seller’s obligations to make payments of obligations up to the Closing Date on executory contracts and real property leases whose rights were designated by Purchaser or are Assumed Contracts, or (v) the Transition Services Agreement (each, a “Purchaser Claim”), Purchaser shall give prompt written notice, which may be made by a ten (10) day negative notice, thereof to Seller specifying the amount of such claim, the section of this Agreement (or such other agreement) under which such claim arises, as applicable, the facts and circumstances giving rise to such claim, and any other relevant information relating thereto (a “Purchaser Claim Notice”). Purchaser and Seller shall negotiate in good faith for a ten (10) day period beginning on the date Purchaser provides a Purchaser Claim Notice to Seller hereunder regarding the resolution of the Purchaser Claim that is the subject thereof. If no resolution is reached with regard to such Purchaser Claim between Seller and Purchaser within such ten (10) day period, Purchaser shall be entitled to seek appropriate remedies in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, Purchaser may issue a Purchaser Claim Notice at any time to Seller even if the payment pursuant to Section 3.1(e)(ii) has not been made and such Purchaser Claims may be paid from the Holdback.

Approved by Judge Donald H. Steckroth August 19, 2014

(C) Promptly following a final determination of the amount of any damages claimed by Purchaser pursuant to a Purchaser Claim by either (1) a final non-appealable decision, judgment or award rendered by a Governmental Body of competent jurisdiction, (2) the mutual agreement by Seller and Purchaser or (3) the failure to object in good faith to a Purchaser Claim after service of Purchaser Claim Notice, Seller shall pay (or shall instruct Escrow Agent to disburse to Purchaser) such damages to Purchaser by wire transfer of immediately available funds to an account designated by Purchaser.

(D) Upon the earlier of (1) the expiration or termination of the Transition Services Agreement or (2) December 31, 2014, provided that no Purchaser Claim is then pending (in which case, a portion of the Indemnity Claim Holdback equal to the estimated amount of such pending Purchaser Claim shall continue to be held in escrow by Escrow Agent until the final resolution thereof), Escrow Agent shall release the balance of the Indemnity Claim Holdback to Seller.

(E) Any claims by Purchaser for amounts owed by Seller pursuant to the Agreement not paid from the Holdback (including Indemnity Claim Holdback) shall be deemed allowed chapter 11 administrative claims. The existence of the Holdback (including the Indemnity Claim Holdback) shall not otherwise relieve the Debtors of their obligations to perform the requirements under the Agreement when due or Purchaser’s right to seek such performance.

3.2 Purchase Price Deposit. Purchaser shall deliver to Seller cash equal to One Million Dollars ($1,000,000.00) (such amount, together with any interest accrued thereon prior to the Closing Date, the “Deposit”) within two (2) Business Days after the date hereof, which Deposit shall be held by Lowenstein Sandler LLP (the “Escrow Agent”) pursuant to a separate escrow agreement (the “Escrow Agreement”) to be agreed upon by the Parties and applied as follows:

(a) if the Closing shall occur, then the Deposit shall be applied towards the Cash Price and paid over to Seller at the Closing;

(b) if this Agreement is terminated for any reason other than Purchaser’s default as set forth in Section 4.4, then the Deposit shall be paid promptly to Purchaser in accordance with Section 4.5; and

(c) if this Agreement is terminated due to Purchaser’s default as set forth in Section 4.4, then the Deposit shall be retained by Seller as liquidated damages and the Parties shall have no further liability hereunder.

If the Deposit is not delivered within two (2) business days after the date hereof, then Seller may terminate this Agreement at any time prior to the delivery of such Deposit.

Approved by Judge Donald H. Steckroth August 19, 2014

ARTICLE IV

CLOSING AND TERMINATION

4.1 Closing Date. Subject to the satisfaction of the conditions set forth in Section 9.1, Section 9.2, and Section 9.3 hereof (or the waiver thereof by the Party entitled to waive such conditions), the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in Article II hereof (the “Closing”) shall take place at the offices of Lowenstein Sandler LLP, 65 Livingston Avenue, Roseland, New Jersey 07068 (or at such other place as the Parties may designate in writing) at 10:00 a.m. (Prevailing Eastern Time) on the third (3rd) Business Day following a Final Order, unless another time or date, or both, are agreed to in writing by the Parties, or at an earlier time chosen by Purchaser if Purchaser waives the requirement the order be a Final Order. The date on which the Closing shall be held is referred to in this Agreement as the “Closing Date.” The Closing shall occur at or before Noon (Prevailing Eastern Time) on the Termination Date (as defined below).

4.2 Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser:

(a) one or more duly executed bills of sale in a reasonable form to be agreed upon by the Parties;

(b) one or more duly executed assumption and assignment agreements in a form reasonably agreed upon by the Parties with respect to each of the Assumed Real Property Leases and the Assumed Contracts;

(c) an Assignment of the Intellectual Property set forth on Schedule 2.1(b)(ii) in the form of Exhibit A dated of even date herewith and duly executed by Seller and, (ii) any additional assignments of Intellectual Property for conformity assignments of Intellectual Property as may be required by applicable laws;

(d) an assignment of post-petition contracts and purchase orders of Seller to be selected by Purchaser;

(e) the officer’s certificate required to be delivered pursuant to Section 9.1(a) and Section 9.1(b);

(f) a copy of the Sale Order as entered by the Bankruptcy Court;

(g) all keys to the Acquired Locations and any and all passwords for all computers and security devices that are part of the Purchased Assets;

(h) written instructions to the Escrow Agent to release to Seller the Deposit;

(i) possession of the Purchased Assets;

(j) termination statements, in form and substance reasonably satisfactory to Purchaser, on Form UCC-3 or such other appropriate form that, when filed or recorded, as the case may be, will be sufficient to release any and all Liens against the Purchased Assets; and

Approved by Judge Donald H. Steckroth August 19, 2014

(k) as shall be reasonably requested by Purchaser, such other instruments of assignment, assumption, conveyance and transfer of any and all of the Purchased Assets and Assumed Liabilities, duly executed by Seller (or Affiliate of Seller, as the case may be), together with any transfer tax declarations or other filings, in form and substance reasonably acceptable to Purchaser, as shall be necessary or advisable to transfer good and marketable title to the Purchased Assets to Purchaser in accordance with this Agreement.

(l) a certificate from the State of Illinois stating that Seller is in good standing.

4.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver:

(a) cash in the amount of the Cash Price by wire transfer of immediately available funds to the persons and accounts specified by Seller in writing at least one (1) Business Day prior to the Closing;

(b) one or more duly executed assumption and assignment agreements in a form reasonably agreed upon by the Parties;

(c) a limited guaranty, in form and substance reasonably acceptable to Seller, of Parent;

(d) written instructions to the Escrow Agent to release to Seller the Deposit;

(e) the officer’s certificate required to be delivered pursuant to Section 9.2(a) and Section 9.2(b); and

(f) such other documents, instruments, and certificates as may reasonably request.

4.4 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

(a) by Purchaser or Seller, if the Closing shall not have occurred by Noon (Prevailing Eastern Time) on August 11, 2014 (the “Termination Date”); provided, however, that if the Closing shall not have occurred on or before the Termination Date due to a material breach of any representations, warranties, covenants, or agreements contained in this Agreement by Purchaser or Seller, then the breaching Party may not terminate this Agreement pursuant to this Section 4.4(a), and provided further that Purchaser shall have the right, in its sole discretion, to extend the Termination Date for a period not to exceed thirty (30) days in the aggregate.

(b) by mutual written consent of Seller and Purchaser;

(c) by Purchaser, if any condition to the obligations of Purchaser set forth in Section 9.1 or Section 9.3 shall have become incapable of fulfillment other than as a result of a material breach by Purchaser of any covenant or agreement contained in this Agreement, and if such condition is not waived by Purchaser;

Approved by Judge Donald H. Steckroth August 19, 2014

(d) by Seller, if any condition to the obligations of Seller set forth in Section 9.2 or Section 9.3 shall have become incapable of fulfillment other than as a result of a material breach by Seller of any covenant or agreement contained in this Agreement, and if such condition is not waived by Seller;

(e) by Purchaser, if there shall be a material breach by Seller of any representation or warranty, or any covenant or agreement contained in this Agreement that would result in a failure of a condition set forth in Section 9.1 or Section 9.3 and which breach has not been cured by the earlier of (i) three (3) Business Days after the giving of written notice by Purchaser to Seller of such breach and (ii) the Termination Date;

(f) by Seller, if there shall be a material breach by Purchaser of any representation or warranty, or any covenant or agreement contained in this Agreement that would result in a failure of a condition set forth in Section 9.2 or Section 9.3 and which breach has not been cured by the earlier of (i) three (3) Business Days after the giving of written notice by Seller to Purchaser of such breach and (ii) the Termination Date; and

(g) by Purchaser or Seller, if there shall be in effect a final and non-appealable Order of a Governmental Body of competent jurisdiction restraining, enjoining, or otherwise prohibiting the consummation of the Transactions, it being agreed that the Parties shall promptly appeal any adverse determination that is not non-appealable (and pursue such appeal with reasonable diligence).

4.5 Procedure Upon Termination. In the event of termination pursuant to Section 4.4, (a) written notice thereof shall forthwith be given to the other Party or Parties, the DIP Lender, and the Committee, (b) this Agreement shall terminate, (c) Seller and Purchaser shall cause the Deposit to be released by the Escrow Agent pursuant to Section 3.2 above, and (d) the Transactions shall be deemed abandoned without further action by Purchaser or Seller. If this Agreement is terminated as provided herein, then each party shall redeliver all documents, work papers, and other material of any other Party relating to the Transactions, whether so obtained before or after the execution hereof, to the Party furnishing the same.

4.6 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then, except as provided in Section 3.2(c), each of the Parties shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser or Seller; provided, however, that the provisions of Articles VII and XI hereof shall survive any such termination and shall be enforceable hereunder; provided further, however, that nothing in this Section 4.6 shall be deemed to release any Party from liability for any breach of its obligations under this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser that:

Approved by Judge Donald H. Steckroth August 19, 2014

5.1 Organization and Good Standing. Seller is an entity duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Seller is qualified to do business and is in good standing under the Laws of the jurisdictions identified with respect to such on Schedule 5.1, which constitute all of the jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect. Subject to the limitations imposed on Seller as a result of having filed a petition for relief under the Bankruptcy Code, Seller has the requisite power and authority to own, lease, and operate its properties and to carry on its Business as now conducted.

5.2 Authorization of Agreement. Subject to entry of the Sale Order and such other authorization as is required by the Bankruptcy Court, (i) Seller has the requisite power and authority to execute and deliver this Agreement and each other agreement, document, or instrument contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder and (ii) the execution and delivery of this Agreement and each other agreement, document, or instrument contemplated hereby to which it is a party and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, upon entry of the Sale Order, this Agreement and each other agreement, document, or instrument contemplated hereby to which it is a party will constitute the legal, valid, and binding obligation of each enforceable against Seller in accordance with its terms.

5.3 Conflicts; Consents of Third Parties.

(a) The execution and delivery by Seller of this Agreement and each other agreement, document, or instrument contemplated hereby to which it is a party, the consummation of the Transactions, and compliance by Seller with any of the provisions hereof and thereof do not conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) any charter (or similar governing instrument) or by-laws (or similar governing document) of Seller; (ii) subject to entry of the Sale Order, any enforceable provision of any Real Property Lease or Contract to which Seller is a party or by which any of the properties or assets of Seller are bound; (iii) subject to entry of the Sale Order, any Order of any Governmental Body applicable to Seller or any of its properties or assets as of the date hereof; or (iv) any applicable Law, other than, in the case of clauses (ii), (iii) and (iv), such conflicts, violations, defaults, terminations, or cancellations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except for the entry of the Sale Order and the required notifications under the HSR Act and as disclosed on the attached Schedule 5.3(b), no consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Seller in connection with the execution and delivery of this Agreement or any other agreement, document, or instrument contemplated hereby to which it is a party, the compliance by Seller with any of the provisions hereof or thereof, the consummation of the Transactions, the assignment or conveyance of the Purchased Assets, or the taking by Seller of any other action contemplated hereby or thereby.

Approved by Judge Donald H. Steckroth August 19, 2014

5.4 Legal Proceedings and Orders. Other than in connection with the Bankruptcy Case, there is no Legal Proceeding pending before any Governmental Authority and, to the Knowledge of Seller, no Person has threatened in writing to commence any such Legal Proceeding, (a) that relates to any of the Purchased Assets or Assumed Liabilities, (b) that would reasonably be expected to have the effect of preventing, making illegal, delaying, frustrating or conditioning any of the transactions contemplated by this Agreement, or (c) that would reasonably be expected to materially affect the ownership, operation or management of the Business by the Purchaser from and after the Closing or materially impair Purchaser’s rights in and to, or use of, the Purchased Assets from and after the Closing. As of the date of this Agreement there is no Order to which Seller is subject, other than Orders issued by the Bankruptcy Court in the Bankruptcy Case

5.5 Compliance with Law. Except as set forth on Schedule 5.5, Seller (a) is in material compliance with all Laws, Orders and material Permits in their possession relating to the Purchased Assets (including the ownership, operation, management or use thereof), the Assumed Liabilities and the conduct of the Business as currently conducted, and (b) has not received any written notice from, and has no Knowledge of any allegation or assertion made by, any Governmental Authority that any violation of any such Law, Order or material Permit exists, or that any audit, inquiry or investigation by any Governmental Authority in respect of any alleged violation of such Law, Order or material Permit is threatened or pending.

5.6 Title to Purchased Assets. Seller (or an Affiliate of Seller) owns, leases, or has the right to transfer the Purchased Assets and, subject to the entry of the Sale Order, Purchaser will have good and valid title to, or in the case of leased assets, good and valid leasehold interests in, the Purchased Assets, free and clear of all Liens, Claims, Interests, and Encumbrances, other than Permitted Exceptions that do not materially impair Purchaser’s rights therein and thereto, or use thereof, from and after Closing, to the fullest extent permissible under Section 363(f) of the Bankruptcy Code.

5.7 Real Property Leases and Contracts. Seller have delivered or made available to Purchaser a true and complete copy of all of the Real Property Leases and the Contracts, and such Real Property Leases and Contracts have not been further amended, modified, restated, or otherwise supplemented.

5.8 Environmental Matters. To the Knowledge of Seller:

(a) With respect to the Business, Seller is in compliance in all material respects with all applicable Environmental Laws;

(b) Seller has obtained and is in compliance in all material respects with all permits, consents, authorizations, certificates, approvals, permissions, waivers, importation licenses and other licenses that are required pursuant to any applicable Environmental Law for the occupation of the Acquired Locations and the operation of the Business;

(c) Seller has operated the Business and at all times has received, stored, handled, used, treated, and disposed of all Hazardous Substances in compliance in all material respects with applicable Environmental Laws;

Approved by Judge Donald H. Steckroth August 19, 2014

(d) Seller has not Released Hazardous Substances in or on any of the Acquired Locations except in compliance with applicable Environmental Laws, nor has any of the Acquired Locations been used by Seller as a landfill or waste disposal site;

(e) To the Knowledge of Seller, there are no underground storage tanks, asbestos-containing material, or monitoring wells located at the Acquired Locations;

(f) Seller has not received any written notice from any Governmental Authority of any alleged violation, inquiry or request for information relating to the Business or any of the Acquired Locations as to matters which are the subject of this Section;

(g) Seller has not, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or Remedial Action, of any other Person relating to any applicable Environmental Laws; and

(h) To the Knowledge of Seller, no facts, events or conditions relating to the past or present facilities, properties or operations of Seller will prevent, hinder or limit Seller’s continued compliance with any applicable Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to any applicable Environmental Laws, or give rise to any other liabilities pursuant to any applicable Environmental Laws, including any relating to onsite or offsite Release or threatened Releases of Hazardous Substances, personal injury, property damage or natural resources damage.

5.9 Accounts Receivable. All accounts and notes receivable of Seller, including the Accounts Receivable, have arisen in the ordinary course of business consistent with past practice and pursuant to the bona fide performance of services or other bona fide business transactions and represent valid, actual, bona fide obligations owing to Seller. The Seller Financial Statements were stated in accordance with GAAP applied on a consistent basis throughout the periods indicated and presents fairly, in all material respects, the consolidated accounts receivable of Seller as of the respective dates thereof (subject, in the case of unaudited financial statements, to normal period end adjustments), and there has been no material and adverse change in respect of such consolidated accounts receivable of Seller since the respective dates of the Seller Financial Statements. There is no material contest, claim or right of set-off relating to the amount or validity of any Accounts Receivable of Seller that is in excess of any reserve recorded therefor, and no such Accounts Receivable are more than one hundred twenty (120) days past due.

5.10 Inventory. The consolidated inventory of Seller set forth in Seller Financial Statements was stated therein in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and presents fairly, in all material respects, the consolidated inventory of Seller as of the respective dates thereof. The consolidated Inventory of Seller (whether in transit to or from Seller or in the possession or under the control of Seller or any third party bailees) consists of items of a quality useable, saleable (in the case of finished goods) and merchantable in the ordinary course of business in all material respects.

5.11 Intellectual Property.

Approved by Judge Donald H. Steckroth August 19, 2014

(a) Schedule 2.1(b)(ii) sets forth a complete and accurate list, as of the date hereof, of all Registered IP, including, (i) the jurisdiction in which each such item of Registered IP has been registered or filed and the applicable registration or serial number, (ii) any other Person that has an ownership interest in each such item of Registered IP and the nature of such ownership interest, (iii) all material Contracts pursuant to which Seller obtains the right to use any Intellectual Property, and (iv) all material Contracts pursuant to which Seller grants to any other Person the right to use any Intellectual Property.

(b) To the Knowledge of Seller, Seller has not infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating any Intellectual Property right of any other Person. Seller has not received any written claim or written notice from any Person alleging infringement, misappropriation or any other violation of Intellectual Property rights, offering a license to Intellectual Property Rights (in connection with alleged infringement), or challenging the validity, enforceability, use or ownership of the Intellectual Property or Seller’s interest in the Intellectual Property. To the Knowledge of Seller, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating any Intellectual Property in any material respect. Except as set forth in Schedule 5.12(b) there are no pending or threatened administrative or judicial proceedings or actions involving Intellectual Property or Seller’s use of Intellectual Property rights.

(c) To the Knowledge of Seller, Seller has complied in all material respects with all applicable Laws relating to the privacy of, and the collection, use, storage and disclosure of personal information. To the Knowledge of Seller, there has been no material unauthorized access to, unauthorized disclosure of, or other misuse of any personal information collected by Seller. Seller has not experienced any material breach of security or other material unauthorized access by third parties to personal information, nor has Seller received any complaint regarding the collection, use or disclosure of personal information. The execution, delivery and performance of this Agreement will comply with all laws and regulations applicable to Seller relating to privacy and with the privacy policies of Seller.

(d) Seller represents and warrants that Seller has filed a Request for Extension of time to file a Statement of Use for that certain trademark application whose Notice of Allowance was issued on January 28, 2014 in a form required to maintain use of said trademark.

5.12 Brokers. No Person is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by Seller in connection with the transactions contemplated by this Agreement or the other Transaction Documents, except for any fees payable through Seller’s bankruptcy estate.

Approved by Judge Donald H. Steckroth August 19, 2014

5.13 Benefit Plans; Employees and Employee Practices

(a) Except as set forth on Schedule 5.13(a), no Seller Benefit Plan currently or ever in the past maintained, sponsored, contributed to or required to be contributed to by Seller, or any of its respective current or former Affiliates is or ever in the past was (1) a “multiemployer plan” as defined in Section 3(37) of ERISA, (2) a plan described in Section 413 of the Code, (3) a plan subject to Title IV of ERISA, (4) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or (5) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. No Seller Benefit Plan provides, or reflects or represents any liability to provide, benefits (including, without limitation, death or medical benefits), whether or not insured, with respect to any former or current employee, or any spouse or dependent of any such employee, beyond the employee’s retirement or other termination of employment with Seller other than (1) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (2) retirement or death benefits under any plan intended to be qualified under Section 401(a) of the Code, (3) disability benefits that have been provided for by insurance under a Seller Benefit Plan that constitutes an “employee welfare benefit plan” within the meaning of Section (3)(1) of ERISA, or (4) except as set forth in Schedule 5.13(a).

(b) Except as set forth in Schedule 5.13(b), and except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, (i) each Seller Benefit Plan has been maintained and administered in accordance with its terms and with all applicable provisions of ERISA, the Code and other applicable Laws, and (ii) there are no audits, inquiries or proceedings pending or, to the Knowledge of Seller, threatened by the Internal Revenue Service, Department of Labor or any other Governmental Body with respect to any Seller Benefit Plan (other than routine claims for benefits in the ordinary course of business).

(c) With respect to any Seller Benefit Plan subject to Section 401(a) of the Code, such Plan is covered by a determination letter from the Internal Revenue Service or an opinion letter furnished by the Plan provider.

(d) Except as set forth on Schedule 5.13(d), Seller is not a party to, or otherwise bound by or subject to, any collective bargaining or other labor union contracts and, to the Knowledge of Seller, no employees are represented by any labor organization, trade union, works council, employee representative, employee congress or other form of employee association or representative. No labor organization (or representative thereof) or group of current employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Seller, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal, or provincial or foreign or other Governmental Authority. To the Knowledge of Seller, there is no organizing activity involving Seller or any of Affiliate of Seller pending or threatened by any labor organization (or representative thereof) or employee or group of employees. There are no material lockouts, or strikes pending, or threatened between Seller or any Affiliates of Seller, on the one hand, and their respective employees, on the other hand, and there have been no such material lockouts or strikes for the past three (3) years.

(e) Seller is in material compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, pay equity, employment equity, conditions of employment, employment standards, human rights, employee privacy, the WARN Act or similar state or local Law, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding Taxes and/or social security Taxes and contributions and any similar Tax or contribution. Except as set forth in Schedule 5.13(e), there has been no “mass layoff” or “plant closing” (as defined by the WARN Act), or “collective redundancy” or similar process, with respect to Seller or any of its Affiliates within the six (6) months prior to Closing.

Approved by Judge Donald H. Steckroth August 19, 2014

(f) There are no notices of assessment, provisional assessment, reassessment, supplementary assessment, penalty assessment or increased assessment or any other communications related thereto which Seller has received from any workers’ compensation or workplace safety and insurance board or similar authorities in any jurisdictions where the Business is carried on which are unpaid on the date hereof or which will be unpaid at the Closing Date, and to the Knowledge of Seller there are no facts or circumstances which may result in an increase in liability to Purchaser under any applicable workers’ compensation or workplace safety and insurance Law after the Closing Date.

5.14 Permits. Except as set forth in Schedule 5.14, Seller has obtained and possesses all material Permits which are necessary for the lawful conduct of the Business as presently conducted and operated and as such is anticipated to be conducted and operated from and after the Closing, or which are necessary for the lawful ownership of their properties and assets or the operation of the Business as presently conducted and operated and as such is anticipated to be conducted and operated from and after the Closing. Each such Permit is valid and in full force and effect and, to the Knowledge of Seller, none of such material Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the occurrence of the transactions contemplated hereby.

5.15 Taxes.

(a) Except as set forth on Schedule 5.15(a) all material Tax Returns required to be filed by or with respect to Seller have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct, and complete in all material respects.

(b) Except as set forth on Section 5.15(b) all material Taxes of the Selling Entities that are due and payable have been timely paid. No Tax Encumbrances are currently in effect against any of the Purchased Assets.

(c) No claims have been asserted in writing with respect to any Taxes with respect to Seller. No Tax Return of Seller is under audit or other administrative or court proceeding by any Governmental Authority relating to the payment of any amount of Taxes. Any past audits of Seller have been completed and fully resolved to the satisfaction of the applicable Governmental Authority conducting such audit and all Taxes determined by such audit to be due from Seller have been timely paid in full.

(d) All material Taxes that Seller is or was required by applicable Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person.

(e) No written claim has been made by a Tax authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction.

(f) Seller is not a party to or bound by any tax allocation or sharing agreement.

Approved by Judge Donald H. Steckroth August 19, 2014

5.16 Insurance. All casualty and property insurance policies of Seller or covering the Purchased Assets, the Assumed Liabilities, the employees or the Business are identified on Schedule 5.16 and complete and correct copies thereof (including all material modifications, amendments, qualification and riders) have been provided or made available to Purchaser. All such casualty and property insurance policies (a) are, to the Knowledge of Seller, in full force and effect and all premiums thereon have been paid, and Seller is otherwise in compliance in all material respects with the terms and provisions of such policies, (b) such policies provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and which reflect coverages and policy terms that are customary and adequate for the industry in which Seller operates, and (c) Seller is not in breach or default, nor has Seller taken any action or failed to take any action which, with notice, the lapse of time or the happening of any other event or condition, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies.

5.17 No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Article V, neither Seller nor any other Person makes any other express or implied representation or warranty with respect to Seller, the Business, the Purchased Assets, the Assumed Liabilities, or the Transactions, and each disclaims any other representations or warranties, whether made by Seller, any Affiliate of Seller, or any of Seller’s or its Affiliates’ respective members, shareholders, managers, officers, directors, employees, agents, representatives, or advisors. Except for the representations and warranties contained in Article V hereof (as modified by any Schedules hereto), each (i) expressly disclaims and negates any representation or warranty, expressed or implied, at common law, by statute, or otherwise, relating to the condition of the Purchased Assets (including any implied or expressed warranty of merchantability or fitness for a particular purpose, or of conformity to models or samples of materials) and (ii) disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Purchaser or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Purchaser by any manager, director, officer, employee, agent, consultant, member, shareholder, or representative of Seller or an Affiliate of Seller). Except for the representations and warranties contained in Article V hereof, Seller makes no representations or warranties to Purchaser regarding the probable success or profitability of the Business. The disclosure of any matter or item in any Schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed or is material or that such matter would result in a Material Adverse Effect.

5.18 Good Faith Purchaser. This Agreement was negotiated and entered into at arms’ length and, to the Knowledge of Seller, in good faith, and the Parties did not engage in any collusion with respect to setting or fixing the Purchase Price. To the Knowledge of Seller, there are no facts to support a finding that Purchaser negotiated and entered into this Agreement and any ancillary agreements to which Purchaser is a party, other than in good faith, as that term is used in Bankruptcy Code Section 363(m).

EXCEPT AS SET FORTH IN THIS ARTICLE V (AS MODIFIED BY THE SCHEDULES HERETO), (A) ALL OF THE PURCHASED ASSETS SHALL BE TRANSFERRED ON AN AS-IS, WHERE-IS BASIS AND (B) SELLER MAKES NO FURTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE PURCHASED ASSETS (INCLUDING WITHOUT LIMITATION IN RESPECT OF THE PHYSICAL CONDITION OF ANY OF THE PURCHASED ASSETS), AND ANY SUCH REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.

Approved by Judge Donald H. Steckroth August 19, 2014

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that:

6.1 Organization and Good Standing. Purchaser is a limited liability company duly organized, validly existing, and in good standing (a) under the Laws of the state of Delaware and (b) in each jurisdiction where it is qualified to do business and where the Acquired Locations are located. Purchaser has the requisite power and authority to own, lease, and operate its properties and to carry on its business as now conducted.

6.2 Authorization of Agreement. Purchaser has the requisite power and authority to execute and deliver this Agreement and each other agreement, document, or instrument contemplated hereby to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and each other agreement, document, or instrument contemplated hereby to which it is a party and the consummation of the Transactions have been duly authorized by all requisite action on the part of Purchaser. This Agreement and each other agreement, document, or instrument contemplated hereby to which it is a party has been or will be duly and validly executed and delivered by Purchaser and (assuming the due authorization, execution, and delivery by Seller) this Agreement and each other agreement, document, or instrument contemplated hereby to which it is a party constitutes or will constitute the legal, valid, and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

6.3 Conflicts; Consents of Third Parties.

(a) The execution and delivery by Purchaser of this Agreement and each other agreement, document, or instrument contemplated hereby to which it is a party, the consummation of the Transactions, and compliance by it with any of the provisions hereof or thereof do not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) Purchaser’s organizational or governing documents; (ii) any contract, agreement, lease, or permit to which Purchaser is a party or by which any of its properties or assets are bound; (iii) any Order of any Governmental Body applicable to Purchaser or any of its properties or assets as of the date hereof; or (iv) any applicable Law, other than, in the case of clauses (ii), (iii), and (iv), such conflicts, violations, defaults, terminations, or cancellations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser’s ability to consummate the Transactions.

Approved by Judge Donald H. Steckroth August 19, 2014

(b) Except for the entry of the Sale Order and the required notifications under the HSR Act, no consent, waiver, approval, Order, permit, or authorization of, declaration or filing with, or notification to any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement and any other agreement, document, or instrument contemplated hereby to which it is a party, the compliance by Purchaser with any of the provisions hereof or thereof, the consummation of the Transactions, or Purchaser’s taking of any other action contemplated hereby or thereby.

6.4 Brokers. Purchaser does not have any obligation to pay any fees, commissions, or other similar compensation to any broker, finder, investment banker, financial advisor, or other similar Person in connection with the Transactions.

6.5 Condition of the Purchased Assets. Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges and agrees that Seller is not making any representations or warranties whatsoever, express or implied, beyond those expressly given by Seller in Article V hereof (as modified by any Schedules hereto), and Purchaser acknowledges and agrees that, except for the representations and warranties contained herein, the Purchased Assets are being transferred on a “where is” and, as to condition, “as is” basis. Purchaser acknowledges that it has conducted its own due diligence and in making the determination to proceed with the Transactions, Purchaser is relying on the results of its own independent investigation. Without in any way limiting the foregoing, Purchaser hereby acknowledges that Seller has disclaimed any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Purchased Assets.

6.6 Financing. Purchaser will have, as of the Closing, sufficient immediately available funds to pay to Seller, in cash, the Purchase Price.

ARTICLE VII

BANKRUPTCY COURT MATTERS

7.1 Submission to the Bankruptcy Court.

(a) The sale of the Purchased Assets is subject to and contingent upon entry of the Sale Order upon proper notice in accordance with the applicable provisions of the Bankruptcy Code, Federal Rules of Bankruptcy Procedure, and the Local Bankruptcy Rules for the District of New Jersey. Purchaser agrees that upon the reasonable request of Seller, it will furnish admissible evidence in the form of affidavits or declarations establishing that Purchaser is a “good faith” purchaser under Section 363(m) of the Bankruptcy Code and that the Purchase Price was not controlled by an agreement in violation of Section 363(n) of the Bankruptcy Code. In the event the entry of the Sale Order is appealed Seller shall use commercially reasonable efforts to oppose any such appeal. The Sale Order shall contain language that, among other things, transfers to Purchaser all rights available to Purchaser under Section 363 of the Bankruptcy Code, including, without limitation, a finding that Purchaser is a good-faith purchaser pursuant to Section 363(m) of the Bankruptcy Code; that the sale of the Purchased Assets contemplated hereby did not involve any improper conduct, including collusion, and cannot be avoided under grounds set forth under Section 363(n) of the Bankruptcy Code; that all claims of Liens or Encumbrances including, without limitation, the pre-petition and post-petition claims of any secured creditors of Seller or creditors of Seller whose claims could act as a Lien against the Purchased Assets are transferred to the proceeds of the sale, thereby allowing the Purchased Assets to be sold free and clear of any and all Liens, Claims, Interests and Encumbrances of any nature under Section 363(f) of the Bankruptcy Code. The Sale Order shall also waive the fourteen-day stay of the sale of the Purchased Assets pursuant to Fed. R. Bankr. P. 6004(h) and indicate that the Transactions may be consummated immediately upon entry of the Sale Order.

Approved by Judge Donald H. Steckroth August 19, 2014

(b) Seller shall promptly file with the Bankruptcy Court a motion to approve the Transaction and this Agreement and shall seek an expedited hearing thereon within two (2) weeks from the date hereof. The Motion shall contain procedures for the determination of Cure Amounts and other potential objections to the Transaction by the date of the hearing, unless otherwise agreed to by Seller and Buyer.

7.2 Support for Substantial Contribution. Should the assets of Seller be sold on higher and/or better terms to another entity (the “Successful Bidder”) after the execution of this Agreement, Seller agrees that Purchaser has provided substantial contribution and shall not oppose any motion by Purchaser for substantial contribution to Seller’s estate under section 503(b)(3)(D) of the Bankruptcy Code, provided (a) the substantial contribution must not exceed the difference between the Purchaser Price hereunder and the purchase price paid by the Successful Bidder and (b) in no event shall the substantial contribution exceed three percent (3%) of the Cash Price.

ARTICLE VIII

COVENANTS

8.1 Consents. Seller shall use its commercially reasonable efforts, and Purchaser shall cooperate with Seller, to obtain at the earliest practicable date all consents and approvals required to consummate the Transactions, provided, however, that neither Seller nor Purchaser shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested or to initiate any Legal Proceedings to obtain any such consent or approval.

8.2 Further Assurances. Subject to the other provisions of this Agreement, each of the Parties shall use its commercially reasonable efforts to (a) take all actions necessary or appropriate to consummate the Transactions and (b) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the Transactions.

8.3 Publicity. Neither of the Parties shall issue any press release concerning this Agreement or the Transactions without obtaining the prior written approval of the other Party, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of Purchaser or Seller, disclosure is otherwise required by applicable Law or by the Bankruptcy Court with respect to filings to be made with the Bankruptcy Court in connection with this Agreement, provided that the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Law or Bankruptcy Court requirement to consult with the other Party with respect to the text thereof.

Approved by Judge Donald H. Steckroth August 19, 2014

8.4 Schedules and Exhibits. Prior to Closing, Seller may update any Schedules to this Agreement as of the Closing Date, provided that no such update shall relieve Seller for any breach, or deprive Purchaser of any remedy, based on the Schedules as originally provided.

8.5 Payment of Taxes. Subject to Section 10.1 and Section 10.5, Seller shall be responsible for paying or otherwise discharging all of its Taxes for all periods (or portions thereof) ending on or prior to the Closing Date.

8.6 Adequate Assurance. Within two (2) calendar days after the execution of this Agreement, Purchaser shall provide such information to Seller as Seller believes is reasonably necessary to provide “adequate assurance,” as that term is used in Section 365 of the Bankruptcy Code, with respect to the Assumed Agreements identified on Schedule 2.1(b)(i).

8.7 Reasonable Access to Records and Certain Personnel. In order to facilitate Seller’s efforts to (i) administer and close the Bankruptcy Case, and (ii) prepare tax returns (together, the “Post-Close Filings”), for a period of two (2) years following the Closing, Purchaser shall permit Seller and Seller’s counsel and accountants (collectively, “Permitted Access Parties”) during regular business hours, with reasonable advance written notice, and subject to reasonable rules and regulations, reasonable access to the financial and other books and records which comprised part of the Purchased Assets that are required to complete the Post-Close Filings, which access shall include (x) the right of such Permitted Access Parties to copy, at such Permitted Access Parties’ expense, such required documents and records and (y) the Purchaser’s copying and delivering to the relevant Permitted Access Parties such documents or records as they require, but only to the extent such Permitted Access Parties furnish Purchaser with reasonably detailed written descriptions of the materials to be so copied and applicable Permitted Access Party reimburses Purchaser for the costs and expenses thereof; provided, however, that the foregoing rights of access shall not be exercised in such a manner as to interfere with the normal operations of Purchaser’s business; and provided, Seller shall deliver to Purchaser, together with said written notice required pursuant to this Section, an estimate of the amount of time required for such access, and provided, further, that if Purchaser spends in excess of five (5) hours per week for a period of six (6) months from Closing responding to Seller’s request, Seller shall pay to Purchaser an amount equal to $75 per hour for each hour thereover. In the event the delivery of any such requested documents or records requires the assistance of Purchaser’s counsel, Seller shall reimburse Purchaser for all reasonable attorneys’ fees and costs associated therewith. Notwithstanding anything to the contrary set forth in this Section 8.7, no access to, or examination of, any information or other investigation shall be permitted to the extent that it would require disclosure of information subject to attorney-client or other privilege.

Approved by Judge Donald H. Steckroth August 19, 2014

8.8 Employees and Employee Benefit Plans.

(a) Transferred Employees. During the Designation Period and pursuant to the Transition Services Agreement, Purchaser shall offer to employ those employees of Seller necessary or appropriate, in Purchaser’s discretion, to own, operate and manage the Business and other Purchased Assets, including employees on approved leave of absence), as well as personnel of I&J Quality Consulting (Shenzhen) Co., Ltd., a wholly foreign owned entity organized under the laws of the People’s Republic of China (and Seller shall cause I&J Quality Consulting (Shenzhen) Co., Ltd. to consent to such offer of employment), with employment commencing upon the offer of such employment. During such period, Purchaser shall reimburse Seller for wages, salary, benefits and other out-of-pocket costs, in the ordinary course consistent with past practice, of employees post-closing up until such time that said employees become Transferred Employees, as further delineated in the Transition Services Agreement. All such offers of employment shall be at the annual or hourly rate of pay, and with comparable opportunity to receive incentive or performance pay, at which such employees were employed immediately prior to the Closing. Those employees who accept the Purchaser’s offer of employment and commence working for the Purchaser (or upon return to work from approved leave of absence) shall hereafter be referred to as “Transferred Employees.” Such Transferred Employees shall receive benefits and be covered by employment policies on substantially similar terms and conditions as provided by Seller prior to the Closing Date. Without limiting the generality of the foregoing, such employee benefits shall include eligibility to participate in medical and health insurance plans and 401(k) or retirement plans under plans sponsored by the Purchaser commencing September 1, 2014.

(b) Credit Under Purchaser Plans. The Purchaser will cause any employee benefit plans of the Purchaser (or any Affiliate thereof sponsoring or maintaining such plans) which the Transferred Employees are entitled to participate in from and after the Closing Date (the “Purchaser Plans”) to take into account for purposes of eligibility and vesting thereunder, but not with respect to accrual of benefits, service by the Transferred Employees with Seller prior to the Closing as if such service were with the Purchaser, to the same extent such service was credited under a comparable benefit plan of Seller prior to the Closing (except to the extent it would result in the duplication of benefits). In addition, with respect to each Purchaser Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), the Purchaser shall, or shall cause an Affiliate of the Purchaser sponsoring or maintaining such Purchaser Plan, to (i) cause there to be waived any pre-existing condition exclusions, actively at work requirements, insurability requirements or other eligibility limitations to the extent such exclusions, requirements or limitations were waived or were inapplicable under a comparable Benefit Plan of Seller prior to the Closing, and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, the Transferred Employees and their dependents under a comparable Benefit Plan of Seller prior to the Closing.

(c) Effective as of the Closing Date, all Transferred Employees shall cease to participate in any Seller Benefit Plan qualified pursuant to Section 401(a) of the Code, and no further employer contributions shall be credited to the accounts of Transferred Employees under any such Seller Benefit Plan, except as may be required by the terms of such Plan. Effective as of the Closing Date, Seller shall fully vest the account balances of the Transferred Employees under any Seller Benefit Plan. As soon as practicable after, and effective as of, the Closing Date, Purchaser shall establish a defined contribution plan described under Section 401(k) of the Code for the benefit of the Transferred Employees or permit the Transferred Employees to participate in a 401(k) plan that the Purchaser presently maintains (“Purchaser’s 401(k) Plan”). For purposes of eligibility and vesting, Purchaser’s 401(k) Plan shall credit all service accrued by the Transferred Employees under any Seller Benefit Plan through the Closing Date. As soon as practicable following the Closing Date, Seller shall transfer the account balance of each Transferred Employee under its 401(k) Plan, including notes evidencing loans to the Transferred Employee, and Purchaser shall assume all liability with respect to the amount transferred which shall be deposited with the trustee of the Purchaser’s 401(k) Plan. The amount of the transferred account balances shall be determined as of the Closing Date, adjusted for any income, gains or losses properly allocable to each such account from the Closing Date to the Business Day immediately preceding the asset transfer.

Approved by Judge Donald H. Steckroth August 19, 2014

(d) Employment Tax Reporting. With respect to Transferred Employees, the Purchaser and Seller shall use the standard procedure set forth in Revenue Procedure 2004-53, 2004-34 I.R.B. 320, for purposes of employment tax reporting.

(e) No Obligation. Other than as expressly set forth herein, nothing contained in this Agreement shall be construed to require the employment of (or prevent the termination of employment of) any individual, require minimum benefit levels or prevent any change in the employee benefits provided to any individual Transferred Employee. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of Seller or any other Person (including any beneficiary or dependent thereof) of any nature or kind whatsoever, including without limitation, in respect of continued employment (or resumed employment) for any specified period. Nothing in this Section 8.8 is intended to interfere with the Purchaser’s right from and after the Closing to terminate the employment of, or change the compensation and benefits available to, any Transferred Employee.

8.9 Service of Notice. Seller shall have properly served on all parties in accordance with all applicable provisions of the Bankruptcy Code, Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the District of New Jersey, the Agreement and any order of the Bankruptcy Court the Sale Motion, a proposed Sale Order and the Supplement (including, without limitation, all Seller’s creditors, all parties to the Assumed Agreements, Contracts, Real Property Leases, post-petition open purchase orders, any counterparty to any Account Receivable, any counterparty to any Intellectual Property Contract, the counterparty to the Microsoft AX software Contract and related agreements, any party on a list of Seller’s accounts payable, Kid Brands’ creditors, any and all of Seller’s employees and all Persons who would appear on any search conducted to determine those Persons asserting a Lien, Interest or Encumbrance on Seller’s Assets or having the potential to assert a claim for set-off and/or recoupment).

8.10 Damage or Destruction. Until the Closing, the Purchased Assets shall remain at the risk of Seller. In the event of any material damage to or destruction of any of the Purchased Assets after the date hereof and prior to the Closing (in any such case, a “Damage or Destruction Loss”), Seller shall give notice thereof to Purchaser. If any such Damage or Destruction Loss is covered by policies of insurance and is not repaired or replaced by a similar facility in reasonable proximity to any former facility, all right and claim of Seller to any proceeds of insurance for such Damage or Destruction Loss, unless previously received by Seller and used prior to the Closing Date to repair any damage or destruction, shall be assigned and paid to Purchaser at Closing in accordance with Section.

Approved by Judge Donald H. Steckroth August 19, 2014

8.11 Employment Agreement of Dean F. Robinson. The Parties understand that Seller contends that Dean F. Robinson is bound to a certain non-competition agreement as a former employee of Seller. Seller agrees and acknowledges that Mr. Robinson may associate with Purchaser in connection with consummating the Transaction contemplated hereunder. Seller shall not assert any claim against Mr. Robinson in connection with his involvement with Purchaser and the Transaction. In the event of a Termination, Seller and Mr. Robinson reserve any and all rights in connection with Seller’s assertion that Mr. Robinson is bound to any non-competition agreement. In the event Purchaser closes on the Transaction, Seller and Affiliates of Seller shall assign to Purchaser and shall cause its Affiliates to assign to Purchaser, who shall so acquire any and all claims against Mr. Robinson, including without limitation, all rights and claims of Seller and Affiliates of Seller against Mr. Robinson under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with Dean F. Robinson.

8.12 Conduct of Business of Seller. Except as required by any Order of the Bankruptcy Court (it being understood that Seller shall refrain from seeking any authorization from the Bankruptcy Court to take any actions outside the ordinary course of business consistent with past practice or otherwise in noncompliance with this Section 8.12, without the prior consent of Purchaser, which shall not be unreasonably withheld, conditioned or delayed), as required by applicable Law, or as otherwise consented to in writing by Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), during the period commencing on the date of this Agreement and continuing through the Closing or the earlier termination of this Agreement in accordance with its terms, Seller shall use its commercially reasonable efforts to: (i) operate the Business in the ordinary course of business, consistent with past practice, (ii) preserve in all material respects the Purchased Assets (excluding sales of Inventory in the ordinary course of business) and (iii) preserve its current relationships with the suppliers, vendors, customers, clients, contractors and others having business dealings with the Business; provided that each of clauses (i) through (iii) above shall take into account, in each case, the commencement of the Bankruptcy Case and the fact that the Business is operating while in bankruptcy.

8.13 Exclusivity and Consent to Sale Order. Subject to any order or direction of the Bankruptcy Court to the contrary, Seller agrees that Seller shall not actively solicit, pursue, or negotiate any offer from a third party in connection with the Transaction as contemplated hereunder; provided, however, that nothing herein shall prohibit Seller from responding to inquiries or diligence requests received from other potentially interested purchasers or providing access to (including updating as appropriate) the virtual data room to potentially interested purchasers and provided further that such obligations of Seller shall automatically terminate if directed by the Bankruptcy Court that compliance therewith would violate any fiduciary duty. Seller further agrees that Purchaser shall have a right to consent to the form and content of the motion to approve the Transaction, which consent shall not be unreasonably withheld.

Approved by Judge Donald H. Steckroth August 19, 2014

8.14 Parent Guaranty. Subject to the limitations set forth under this Section 8.14, Parent hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment, performance or discharge when due of all of the Purchaser’s obligations, undertakings, agreements, covenants, representations and warranties pursuant to this Agreement (all such obligations, undertakings, agreements, covenants, representations and warranties are referred to herein as the “Purchaser Obligations”). This guarantee shall be a guarantee of payment and not of collection. Parent hereby agrees that its obligations hereunder shall be unconditional, and shall not be discharged or otherwise affected by (i) the validity or enforceability of this Agreement against the Purchaser, (ii) any change herein or amendment hereto, (iii) any extension of time with respect to or failure to enforce any Purchaser Obligation, (iv) the recovery of any judgment against the Purchaser or any action to enforce the same, (v) any failure by Seller to give notice of default to Parent or any other notice to Parent, (vi) the occurrence or continuance of any event of bankruptcy, reorganization or insolvency with respect to the Purchaser, or the dissolution, liquidation or winding up of Parent or the Purchaser, or (vii) any other circumstances which may otherwise constitute a legal or equitable discharge or defense of a guarantor. Parent covenants that this guaranty made under this Section 8.14 will not be discharged except by complete performance of all Purchaser Obligations; provided, however, in no event shall the Purchaser Obligations guaranteed by Parent pursuant to this Section 8.14 exceed $3,000,000.00 plus the Deposit. For the avoidance of doubt, such guaranty shall not apply to the performance of any Assumed Contracts.

8.15 Non-solicitation. Seller and Kid Brands shall not actively solicit, pursue, or negotiate any offer from a third party in connection with the sale of this Business; provided, however, that nothing herein shall prohibit Seller from responding to inquiries or diligence requests received from other potentially interested purchasers or providing access to (including updating as appropriate) the virtual data room to potentially interested purchasers and provided further that such obligations of Seller shall automatically terminate if directed by the Bankruptcy Court that compliance therewith would violate any fiduciary duty.

ARTICLE IX

CONDITIONS TO CLOSING

9.1 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the Transactions is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

(a) the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, provided, however, that this condition precedent to Closing shall be deemed satisfied unless the failure of such representations and warranties to be so true and correct in all material respects would reasonably be expected to have, in the aggregate, a Material Adverse Effect; and Purchaser shall have received a certificate signed by an authorized officer of each , without personal liability to the executing officer, dated the Closing Date, to the effect that the condition set forth in this paragraph (a) has been satisfied;

(b) Seller shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it on or prior to the Closing Date, and Purchaser shall have received a certificate signed by an authorized officer of Seller, without personal liability to the executing officer, dated on the Closing Date, to the forgoing effect; and

Approved by Judge Donald H. Steckroth August 19, 2014

(c) the Parties shall have entered into a transition services agreement in form reasonably acceptable to Purchaser and Seller (the “Transition Services Agreement”) whereby Seller shall agree to provide Purchaser with certain transitional services and support necessary for the operation of the Purchased Assets and the employment of the Transferred Employees following the Closing, and provided the Transition Services Agreement has been approved by an order of the Bankruptcy Court that has become a Final Order, provided the requirement of finality may be waived by mutual agreement of Seller and Purchaser. The parties acknowledge that Seller may retain certain limited rights to certain Purchased Assets, including without limitation the Microsoft AX software and related agreements, in order to facilitate its wind down of operations and to complete other actions as may be reasonably necessary or desirable in connection with the administration of the bankruptcy case and Seller’s estate, and the Transition Services Agreement will reasonably provide for such services.

(d) Seller shall have delivered, or caused to be delivered, to Purchaser all of the items set forth in Section 4.2.

9.2 Conditions Precedent to Obligations of Seller. The obligations of Seller to consummate the Transactions are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Seller in whole or in part to the extent permitted by applicable Law):

(a) the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, provided, however, that this condition precedent to Closing shall be deemed satisfied unless the failure of such representations and warranties to be so true and correct in all material respects would reasonably be expected to have, in the aggregate, a material adverse effect on Purchaser’s ability to consummate the Transactions; and Seller shall have received a certificate signed by an authorized officer of Purchaser, without personal liability to the executing officer, dated on the Closing Date, to the effect that the condition set forth in this paragraph (a) has been satisfied;

(b) Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Seller shall have received a certificate signed by an authorized officer of Purchaser, without personal liability to the executing officer, dated on the Closing Date, to the foregoing effect; and

(c) Purchaser shall have delivered, or caused to be delivered, to Seller all of the items set forth in Section 4.3.

9.3 Conditions Precedent to Obligations of Purchaser and Seller. The respective obligations of Purchaser and Seller to consummate the Transactions are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser and Seller in whole or in part to the extent permitted by applicable Law):

Approved by Judge Donald H. Steckroth August 19, 2014

(a) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining, or otherwise prohibiting the consummation of the Transactions; and

(b) the Sale Order shall have become a Final Order (unless Purchaser waives the requirement that said Sale Order be final and non-appealable), remain in full force and effect and shall not have been stayed, vacated, modified, or supplemented in any material respect without the prior written consent of Purchaser and Seller.

9.4 Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in Section 9.1, 9.2, or 9.3, as the case may be, if such failure was caused by such party’s failure to comply with any provision of this Agreement.

ARTICLE X

TAXES

10.1 Allocation of Taxes. All Taxes imposed on or with respect of the Purchased Assets on a periodic basis (including, but not limited to, real estate Taxes and assessments) (“Periodic Taxes”) relating to periods beginning on or before and ending after the Closing Date shall be allocated on a per diem basis to Seller, on the one hand, and Purchaser, on the other hand, respectively, in accordance with Section 164(d) of the IRC. All Periodic Taxes relating to periods ending before the Closing Date shall be allocated solely to Seller. All Periodic Taxes relating to the periods beginning on or after the Closing Date shall be allocated solely to Purchaser. If the actual amounts to be prorated are not known as of the Closing Date, then the prorations shall be made on the basis of Periodic Taxes assessed for the prior year.

10.2 Purchase Price Allocation. Seller and Purchaser shall allocate the Purchase Price among the Purchased Assets in accordance with a statement (the “Allocation Statement”) provided by Purchaser to Seller as soon as practicable after the Closing, which statement shall be prepared in accordance with Section 1060 of the IRC. Purchaser and Seller shall file all Tax Returns (including Form 8594) consistent with, and shall take no tax position inconsistent with, the Allocation Statement.

10.3 Tax Reporting. Purchaser and Seller shall each be responsible for the preparation and filing of their own Tax Returns.

10.4 Cooperation and Audits. Purchaser and Seller shall cooperate with each other regarding tax matters and shall make available to the other as reasonably requested all information, records and documents relating to Taxes governed by this Agreement until the expiration of the applicable statute of limitations or extension thereof or the conclusion of all audits, appeals or litigation with respect to such Taxes.

Approved by Judge Donald H. Steckroth August 19, 2014

10.5 Collection of Accounts Receivable.

(a) As of the Closing Date, Seller hereby (i) authorizes Purchaser to open any and all mail addressed to Seller relating to the Business or the Purchased Assets and delivered to the offices of the Business or otherwise to Purchaser if received on or after the Closing Date and (ii) appoints Purchaser or its attorney-in-fact to endorse, cash and deposit any monies, checks or negotiable instruments received by Purchaser after the Closing Date with respect to Accounts Receivable that are Purchased Assets, made payable or endorsed to Seller or Seller’s order, for Purchaser’s own account.

(b) As of the Closing Date, Seller agrees that any monies, checks or negotiable instruments received by Seller after the Closing Date with respect to Accounts Receivable (including, without limitation, credit card receivables) that are Purchased Assets, shall be held in trust by Seller for Purchaser’s benefit and account, and promptly upon receipt by a Seller of any such payment (but in any event within ten (10) Business Days of such receipt), Seller shall pay over to Purchaser or its designee the amount of such payments. In addition, Purchaser agrees that, after the Closing, it will hold and will promptly transfer and deliver to Seller, from time to time as and when received by Purchaser or its Affiliates, any cash, checks with appropriate endorsements, or other property that Purchaser or its Affiliates may receive on or after the Closing which properly belongs to Seller hereunder, including any Excluded Assets.

(c) As of the Closing Date, Purchaser shall have the sole authority to bill and collect Accounts Receivable that are Purchased Assets.

10.6 Transfer Taxes. Seller shall use their commercially reasonable efforts to obtain in the Sale Order a decree that, to the extent that the transfer of the Purchased Assets is subject to exemption pursuant to Section 1146(a) of the Bankruptcy Code, the making, delivery, filing and recording of various instruments of transfer to be recorded in connection with the sale by Seller of the Purchased Assets to Purchaser shall not be taxed under any Law imposing a recording tax, stamp tax, transfer tax or similar tax. To the extent that any transfer, registration, stamp, documentary, sales, use, or similar Tax is assessed in connection with the transfer of the Purchased Assets, all such Taxes (including, but not limited to all applicable real estate transfer or gains Taxes), any penalties, interest and additions to Tax, and court, registration and filing fees incurred in connection with this Agreement shall be divided equally between the Parties. Seller and Purchaser shall cooperate in the timely making of all filings, returns, reports, and forms as may be required in connection therewith.

ARTICLE XI

INDEMNIFICATION

The representations and warranties of Purchaser and Seller made in this Agreement and the covenants of Purchaser and Seller contained in this Agreement that, by their terms, are to be performed prior to the Closing shall not survive the Closing Date and shall be extinguished by the Closing and the consummation of the transaction contemplated by this Agreement. Absent fraud, Purchaser shall not have any remedy against Seller, and Seller shall not have any remedy against the Purchaser or its Affiliates for (i) any breach of a representation or warranty contained in this Agreement (other than to terminate the Agreement in accordance with the terms hereof and as provided in Section 4.2) and (ii) if the Closing occurs, any breach of a covenant contained in this Agreement with respect to the period prior to the Closing Date, except to the extent that certain obligations of the Parties that survive the Closing.

Approved by Judge Donald H. Steckroth August 19, 2014

ARTICLE XII

MISCELLANEOUS

12.1 No Survival of Representations and Warranties. The Parties agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder and no Person shall have any liability for any breach thereof.

12.2 Expenses. Except as otherwise provided in this Agreement, Seller and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement, and each other agreement, document, and instrument contemplated by this Agreement, and the consummation of the Transactions. Notwithstanding the foregoing, until the Closing Date, Seller shall retain any cash receipts from operations and be responsible for all costs of operations, all bankruptcy fees and costs and all administrative expenses.

12.3 Injunctive Relief. Damages at Law may be an inadequate remedy for the breach of any of the covenants, promises, or agreements contained in this Agreement, and, accordingly, either Party shall be entitled to injunctive relief with respect to any such breach, including, without limitation, specific performance of such covenants, promises, or agreements or an order enjoining a party from any threatened, or from the continuation of any actual, breach of the covenants, promises, or agreements contained in this Agreement. The rights set forth in this Section 12.3 shall be in addition to any other rights a Party may have at Law or in equity pursuant to this Agreement or otherwise.

12.4 Submission to Jurisdiction; Consent to Service of Process.

(a) Without limiting either Party’s right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes that may arise or result from or be connected with this Agreement, any breach or default hereunder, or the Transactions, and (ii) any and all proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court. The Parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court with respect to any such dispute and shall receive notices at such locations as indicated in Section 12.8 hereof; provided, however, that if the Bankruptcy Case has closed, then the Parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the United States District Court for the District of New Jersey and any appellate court thereof for the resolution of any such claim or dispute. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Approved by Judge Donald H. Steckroth August 19, 2014

(b) Each of the Parties hereby consents to process being served by any Party in any suit, action, or proceeding by delivery of a copy thereof in accordance with the provisions of Section 12.8.

12.5 Waiver of Right to Trial by Jury. Each party to this Agreement waives any right to trial by jury in any action, matter or proceeding regarding this Agreement or any provision hereof.

12.6 Entire Agreement; Amendments and Waivers. This Agreement (including the Schedules and Exhibits hereto) represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes and replaces all prior and contemporaneous agreements (including the Original Purchase Agreement) and understandings, oral or written, with regard to such transactions. This Agreement can be amended, supplemented, or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification, or waiver is sought. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by Law.

12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the state of New Jersey applicable to contracts made and performed in such state.

12.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand, (ii) when sent by facsimile (upon written confirmation of transmission), (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt) or (iv) five (5) Business Days following the date of mailing if delivered by registered or certified mail, return receipt requested, in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

Approved by Judge Donald H. Steckroth August 19, 2014

If to Seller, to:

Sassy, Inc.

c/o Kid Brands, Inc.

301 Route 17 North, 6th Floor,

Rutherford, New Jersey

Attention:     Glen R Langberg, Chief Restructuring Officer

with copies (which shall not constitute notice) to:

Lowenstein Sandler LLP

65 Livingston Avenue

Roseland, NJ 07068

Attention:     Kenneth A. Rosen, Esq.

                       S. Jason Teele, Esq.

                       Steven Skolnick, Esq.

If to Purchaser, to:

Sassy 14, LLC

717 Tremont Street

North Dighton, Massachusetts 02764

Attention: Dean F. Robinson

with copies (which shall not constitute notice) to:

McElroy, Deutsch, Mulvaney & Carpenter, LLP

1300 Mt. Kemble Avenue

P.O. Box 2075

Morristown, New Jersey 07962-2075

Attention: Louis A. Modugno, Esq.

12.9 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, then all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Approved by Judge Donald H. Steckroth August 19, 2014

12.10 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person or entity not a Party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by Seller or Purchaser (by operation of Law or otherwise) without the prior written consent of the other Party and any attempted assignment without the required consent shall be void. No assignment of any obligations hereunder shall relieve the Parties of any such obligations. Upon any such permitted assignment, the references in this Agreement to Seller or Purchaser shall also apply to any such assignee unless the context otherwise requires.

12.11 Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument and any of the Parties or signatories hereto may execute this Agreement by signing any such counterpart. The Parties agree that electronic signatures in the form of handwritten signatures on a facsimile transmittal, scanned and digitized images of a handwritten signature (e.g., scanned document in PDF format), and typed signatures on email transmissions from the Party to be bound, shall have the same force and effect as original manual signatures.

[signature page follows ]

Approved by Judge Donald H. Steckroth August 19, 2014

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

PURCHASER:

SASSY 14, LLC

By:
Name:
Title:

SELLER:

SASSY, INC.

By:
Name:
Title:

ANGELCARE MONITORS, INC. (solely for purposes of Sections 8.14 and 12.7)

By:
Name:
Title:

Approved by Judge Donald H. Steckroth August 19, 2014

Exhibit A

Approved by Judge Donald H. Steckroth August 19, 2014

ASSIGNMENT OF INTELLECTUAL PROPERTY

For S 10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, SASSY, INC., having an address at 2305 Breton Industrial Park Drive, SE, Kentwood Michigan, 49508 (hereinafter “Assignor”’). HEREBY GRANTS, ASSIGNS AND QUITCLAIMS TO SASSY 14, LLC having an address at 717 Tremont Street, North Dighton, Massachusetts 02764 (hereinafter “Assignee”), all right, title and interest whatsoever, throughout the world, in and under the copyright, trademarks, service marks, patents (including registrations, licenses, and applications pertaining thereto), and all other intellectual property set forth on Schedule 1 hereto, including the right to sue for past infringement;

TO HAVE AND TO HOLD THE SAME, UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, FOR THE FULL DURATION OF ALL SUCH RIGHTS, AND ANY RENEWALS OR EXTENSIONS THEREOF;

IN WITNESS THEREOF, the Assignor and Assignee have executed this Assignment as of August 15, 2014.

Assignor: SASSY, INC.

By:	/s/ Glenn R. Langberg
Name: Glenn R. Langberg
Title: Chief Restructuring Officer

Assignee: SASSY 14, LLC

By:	/s/ Dean F. Robinson
Name: Dean F. Robinson
Title: President

Approved by Judge Donald H. Steckroth August 19, 2014

STATE OF NEW JERSEY	:
	:	SS.
COUNTY OF BERGEN	:

GLENN R. LANGBERG, being duly sworn, deposes and says on oath that he/she is the person whose name is signed to the foregoing instrument, that he/she has read the foregoing instrument and knows the contents thereof, and that the foregoing instrument is true and correct to the best of his/her information and belief.

/s/ Glenn R. Langberg

Sworn and subscribed to before me

this 15TH day of August 2014

/s/ Lenore H. Schupak Notary Public

STATE OF MA	:
	:	SS.	Taunton
COUNTY OF BRISTOL	:

Dean F. Robinson, being duly sworn, deposes and says on oath that he/she is the person whose name is signed to the foregoing instrument, that he/she has read the foregoing instrument and knows the contents thereof, and that the foregoing instrument is true and correct to the best of his/her information and belief.

/s/ Dean F. Robinson
Sworn and subscribed to before me this 15th day of August 2014.

/s/ Teresa Rocha
Notary Public
Teresa Rocha

Approved by Judge Donald H. Steckroth August 19, 2014

SCHEDULE 1

To Assignment of Intellectual Property

COPYRIGHTS

Name or
Description of	Application / Registration
Item	Number	Date	Status
Go Go
Charm
Collection	VAu001063982	5/4/2011	Owned

Design
Collection	VAu1-082-437	10/25/2011	Owned

Thoroughly
Modern Mom	TX0000087778	7/21/1978	Owned

Thoroughly
Modern Mom	PA0000038768	6/28/1978	Owned

TRADEMARKS

Name or	Application /
Description of	Registration
Item	Number	Jurisdiction	Date	Status
			4/16/2010	Registered Nov. 22,
Grow Up Cup	Reg. No. 4060848	USA		2011

Ladybug			8/19/2009	Registered Sept.
Design	Reg. No. 4,206,294	USA		11, 2012

Sassy And			8/19/2009
Ladybug				Registered Sept. 11,
Design	Reg. No. 4,206,293	USA		2012

Non-Sters	Reg. No. 4,543,999	USA	5/2/2012	Registered June 3, 2014

Circus	Reg. No. 2183971	USA	7/23/1997	Registered August 25, 1998

Infa-Trainer	Reg. No. 1187712	USA	3/20/1981	Abandoned

Pogo	Reg. No. 2159097	USA	7/23/1997	Registered May 19, 1998

Sassy Seat	Reg. No. 3787472	USA	10/29/2009	Registered May 11, 2010

Sassy	Reg. No. 2296588	USA	8/21/1997	Registered November 20, 1999

Sassy	Reg. No. 2752658	USA	10/23/2002	Registered August 19, 2003

Sassy	Reg. No. 3006201	USA	10/23/2002	Registered October 11, 2005

Approved by Judge Donald H. Steckroth August 19, 2014

Name or	Application /
Description of	Registration
Item	Number	Jurisdiction	Date	Status
Superduper
Sauruses	App. No. 86/189834	USA	2/10/2014	Pending (ITU)

Superduper Sauruses	App. No. 86/189833	USA	2/11/2014	Pending (ITU)

Stretch-A-Saurus	App. No. 86/189830	USA	2/12/2014	Pending (ITU)

Stomp-A-Saurus	App. No. 86/189826	USA	2/13/2014	Pending (ITU)

Slamming
Sam-A-Saurus	App. No. 86/189825	USA	2/14/2014	Pending (ITU)

Shake-A-Saurus	App. No. 86/189823	USA	2/15/2014	Pending (ITU)

Peek-A-Dactyl	App. No. 86/189822	USA	2/16/2014	Pending (ITU)

Babble-A-Saurus	App. No. 86/189820	USA	2/17/2014	Pending (ITU)

Sassy	App. No. 86/010616	USA	7/15/2013	Allowed (ITU)

Non-Sters	App. No. 1600885	Canada	11/2/2012	Pending

Grow Up Cup	Reg. No. TMA808743	Canada	10/18/2010	Registered October 12, 2011

Sassy	Reg. No. TMA542170	Canada	2/20/1998	Registered 3/12/2001

Sassy Seat Design	Reg. No. TMA282211	Canada	3/31/1981	Registered 8/12/1983

Sassy And
Ladybug Design	Reg. No. 1094393	Mexico	2/21/2008	Registered 4/15/2009

Sassy	Reg. No. 2434823	Argentina	3/29/2010	Registered 4/18/2011

Sassy And
Ladybug Design	Reg. No. 829323996	Brazil	8/28/2001	Registered 11/1/2011

Sassy	Reg. No. 821420780	Brazil	2/17/1999	Registered 8/13/2002

Sassy	Reg. No. P232849	Venezuela	1/6/2000	Registered 8/27/2001

Sassy	Reg. No. R 629872	Benelux	2/20/1998	Registered

Sassy And	App. No.
Ladybug Design	Z20090556	Croatia	4/1/2009	Registered

Sassy And	App. No.
Ladybug Design	Z20090556A	Croatia	4/1/2009	Pending

Sassy	Reg. No. 98 719226	France	2/20/1998	Registered

Sassy	Reg. No. 39809459	Germany	2/20/1998	Registered 7/6/1998

Sassy	Reg. No. 212947	Ireland	8/21/1998	Registered

Sassy And
Ladybug Design	Reg. No. 252457	Norway	3/31/2009	Registered 9/11/2009

Sassy	Reg. No. 210141	Norway	9/14/2000	Registered 8/30/2001

Approved by Judge Donald H. Steckroth August 19, 2014

Name or	Application /
Description of	Registration
Item	Number	Jurisdiction	Date	Status
United
Sassy	Reg. No. 2158808	Kingdom	2/20/1998	Registered 3/5/1999

Grow Up Cup	Reg. No. 9454596	Community Trademarks	10/18/2010	Registered 3/25/2011

Sassy	Reg. No. 6437552	Community Trademarks	11/14/2007	Registered 1/20/2009

Sassy And
Ladybug Design	App. No. 221038	Egypt	8/26/2008	Pending

Sassy And
Ladybug Design	App. No. 221039	Egypt	8/26/2008	Pending

Sassy And
Ladybug Design	App. No. 213349	Israel	7/17/2008	Registered

Sassy	App. No. 120447	Israel	6/22/1998	Registered

Sassy	App. No. 95475	Kuwait	6/8/2008	Pending

Sassy	App. No. 95476	Kuwait	6/8/2008	Pending

Sassy And
Ladybug Design	App. No. 118236	Lebanon	9/4/2008	Pending

Sassy And
Ladybug Design	App. No. 53458	Qatar	8/24/2008	Pending

Sassy And
Ladybug Design	App. No. 53459	Qatar	8/24/2008	Pending

Sassy And
Ladybug Design	App. No. 99239162	Saudi Arabia	—	Pending

Sassy And
Ladybug Design	App. No. 99241851	Saudi Arabia	—	Pending

Sassy And		United Arab
Ladybug Design	App. No. 118728	Emirates	8/31/2008	Pending

Sassy And Ladybug Design	App. No. 118729	United Arab Emirates	8/31/2008	Pending

Grow Up Cup	Reg. No. 8750427	China	10/18/2010	Registered 6/21/2013

Sassy	Reg. No. 1378162	China	7/14/1998	Registered 3/28/2000

Sassy	Reg. No. 1287898	China	3/19/1998	Registered 6/28/1999

Sassy	Reg. No. 200206405	Hong Kong	9/14/2000	Registered 9/14/2000

Sassy	App. No. D0023630	Indonesia	10/14/2000	Pending

Sassy	Reg. No. 4512048	Japan	9/13/2000	Registered 10/5/2001

Sassy	App. No. 00015154	Malaysia	10/27/2000	Registered 5/21/2003

Sassy And	Reg. No.
Ladybug Design	42009012788	Philippines	12/14/2009	Registered 7/29/2010

Sassy	Reg. No.
	42000007691	Philippines	9/19/2000	Registered 12/14/2003

Sassy	App. No.
	T0016164E	Singapore	9/13/2000	Registered

Approved by Judge Donald H. Steckroth August 19, 2014

Name or	Application /
Description of	Registration
Item	Number	Jurisdiction	Date	Status
Sassy And	Reg. No.
Ladybug Design	4008079230000	South Korea	8/28/2008	Registered 12/3/2009

Sassy	Reg. No. 00971798	Taiwan	9/16/2000	Registered 11/16/2001

Sassy	Reg. No. 00393314	Taiwan	3/27/1987	Registered 3/1/1998

Sassy	Reg. No. 144010	Thailand	12/4/2000	Registered 11/26/2010

Sassy	Reg. No. 755620	Australia	2/20/1998	Registered 2/20/1998

Grow Up Cup	Reg. No. 831994	New Zealand	10/18/2010	Registered 4/18/2011

Sassy	Reg. No. 303931	New Zealand	1/15/1999	Registered 9/10/1999

PATENTS

Name or
Description of	Application/ Registration
Item	Number	Date	Status
Integrated	Patent No. 6209133	10/18/1999	Owned
Bib/Teether
Apparatus

Baby Seat	App No. 61/943587	2/24/2014	Owned

Approved by Judge Donald H. Steckroth August 19, 2014

DISCLOSURE SCHEDULES

TO

ASSET PURCHASE AGREEMENT

BY AND AMONG

SASSY, INC.,

SASSY 14, LLC

AND

ANGELCARE MONITORS, INC.

(solely for purposes of Sections 8.14 and 12.7)

DATED AS OF JULY 25, 2014

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 2.1(b)(i)

Assumed Agreements

None.

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 2.1(b)(ii)

Intellectual Property

COPYRIGHTS

Name or Description of	Application / Registration
Item	Number	Date	Status
Go Go
Charm
Collection	VAu001063982	5/4/2011	Owned

Design
Collection	VAu1-082-437	10/25/2011	Owned

Thoroughly
Modern Mom	TX0000087778	7/21/1978	Owned

Thoroughly
Modern Mom	PA0000038768	6/28/1978	Owned

TRADEMARKS

Name or	Application /
Description of	Registration
Item	Number	Jurisdiction	Date	Status
Grow Up Cup	Reg. No. 4060848	USA	4/16/2010	Registered Nov. 22, 2011

Ladybug Design	Reg. No. 4,206,294	USA	8/19/2009	Registered Sept. 11,2012

Sassy And Ladybug Design	Reg. No. 4,206,293	USA	8/19/2009	Registered Sept. 11, 2012

Non-Sters	Reg. No. 4,543,999	USA	5/2/2012	Registered June 3, 2014

Circus	Reg. No. 2183971	USA	7/23/1997	Registered August 25, 1998

Infa-Trainer	Reg. No. 1187712	USA	3/20/1981	Abandoned

Pogo	Reg. No. 2159097	USA	7/23/1997	Registered May 19, 1998

Sassy Seat	Reg. No. 3787472	USA	10/29/2009	Registered May 11, 2010

Sassy	Reg. No. 2296588	USA	8/21/1997	Registered November 20, 1999

Sassy	Reg. No. 2752658	USA	10/23/2002	Registered August 19, 2003

Sassy	Reg. No. 3006201	USA	10/23/2002	Registered October 11, 2005

Approved by Judge Donald H. Steckroth August 19, 2014

Name or	Application /
Description of	Registration
Item	Number	Jurisdiction	Date	Status
Superduper Sauruses	App. No. 86/189834	USA	2/10/2014	Pending (ITU)

Superduper Sauruses	App. No. 86/189833	USA	2/11/2014	Pending (ITU)

Stretch-A-Saurus	App. No. 86/189830	USA	2/12/2014	Pending (ITU)

Stomp-A-Saurus	App. No. 86/189826	USA	2/13/2014	Pending (ITU)

Slamming Sam-A-Saurus	App. No. 86/189825	USA	2/14/2014	Pending (ITU)

Shake-A-Saurus	App. No. 86/189823	USA	2/15/2014	Pending (ITU)

Peek-A-Dactyl	App. No. 86/189822	USA	2/16/2014	Pending (ITU)

Babble-A-Saurus	App. No. 86/189820	USA	2/17/2014	Pending (ITU)

Sassy	App. No. 86/010616	USA	7/15/2013	Allowed (ITU)

Non-Sters	App. No. 1600885	Canada	11/2/2012	Pending

Grow Up Cup	Reg. No. TMA808743	Canada	10/18/2010	Registered October 12, 2011

Sassy	Reg. No. TMA542170	Canada	2/20/1998	Registered 3/12/2001

Sassy Seat Design	Reg. No. TMA282211	Canada	3/31/1981	Registered 8/12/1983

Sassy And Ladybug Design	Reg. No. 1094393	Mexico	2/21/2008	Registered 4/15/2009

Sassy	Reg. No. 2434823	Argentina	3/29/2010	Registered 4/18/2011

Sassy And Ladybug Design	Reg. No. 829323996	Brazil	8/28/2001	Registered 11/1/2011

Sassy	Reg. No. 821420780	Brazil	2/17/1999	Registered 8/13/2002

Sassy	Reg. No. P232849	Venezuela	1/6/2000	Registered 8/27/2001

Sassy	Reg. No. R 629872	Benelux	2/20/1998	Registered

Sassy And Ladybug Design	App. No. Z20090556	Croatia	4/1/2009	Registered

Sassy And Ladybug Design	App. No. Z20090556A	Croatia	4/1/2009	Pending

Sassy	Reg. No. 98 719226	France	2/20/1998	Registered

Sassy	Reg. No. 39809459	Germany	2/20/1998	Registered 7/6/1998

Sassy	Reg. No. 212947	Ireland	8/21/1998	Registered

Sassy And Ladybug Design	Reg. No. 252457	Norway	3/31/2009	Registered 9/11/2009

Sassy	Reg. No. 210141	Norway	9/14/2000	Registered 8/30/2001

Approved by Judge Donald H. Steckroth August 19, 2014

Name or	Application /
Description of	Registration
Item	Number	Jurisdiction	Date	Status
Sassy	Reg. No. 2158808	United Kingdom	2/20/1998	Registered 3/5/1999

Grow Up Cup	Reg. No. 9454596	Community Trademarks	10/18/2010	Registered 3/25/2011

Sassy	Reg. No. 6437552	Community Trademarks	11/14/2007	Registered 1/20/2009

Sassy And Ladybug Design	App. No. 221038	Egypt	8/26/2008	Pending

Sassy And Ladybug Design	App. No. 221039	Egypt	8/26/2008	Pending

Sassy And Ladybug Design	App. No. 213349	Israel	7/17/2008	Registered

Sassy	App. No. 120447	Israel	6/22/1998	Registered

Sassy	App. No. 95475	Kuwait	6/8/2008	Pending

Sassy	App. No. 95476	Kuwait	6/8/2008	Pending

Sassy And Ladybug Design	App. No. 118236	Lebanon	9/4/2008	Pending

Sassy And Ladybug Design	App. No. 53458	Qatar	8/24/2008	Pending

Sassy And Ladybug Design	App. No. 53459	Qatar	8/24/2008	Pending

Sassy And

Ladybug Design	App. No. 99239162	Saudi Arabia	—	Pending

Sassy And

Ladybug Design	App. No. 99241851	Saudi Arabia	—	Pending

Sassy And Ladybug Design	App. No. 118728	United Arab Emirates	8/31/2008	Pending

Sassy And Ladybug Design	App. No. 118729	United Arab Emirates	8/31/2008	Pending

Grow Up Cup	Reg. No. 8750427	China	10/18/2010	Registered 6/21/2013

Sassy	Reg. No. 1378162	China	7/14/1998	Registered 3/28/2000

Sassy	Reg. No. 1287898	China	3/19/1998	Registered 6/28/1999

Sassy	Reg. No. 200206405	Hong Kong	9/14/2000	Registered 9/14/2000

Sassy	App. No. D0023630	Indonesia	10/14/2000	Pending

Sassy	Reg. No. 4512048	Japan	9/13/2000	Registered 10/5/2001

Sassy	App. No. 00015154	Malaysia	10/27/2000	Registered 5/21/2003

Sassy And Ladybug Design	Reg. No. 42009012788	Philippines	12/14/2009	Registered 7/29/2010

Sassy	Reg. No. 42000007691	Philippines	9/19/2000	Registered 12/14/2003

Sassy	App. No. T0016164E	Singapore	9/13/2000	Registered

Approved by Judge Donald H. Steckroth August 19, 2014

Name or	Application /
Description of	Registration
Item	Number	Jurisdiction	Date	Status
Sassy And Ladybug Design	Reg. No. 4008079230000	South Korea	8/28/2008	Registered 12/3/2009

Sassy	Reg. No. 00971798	Taiwan	9/16/2000	Registered 11/16/2001

Sassy	Reg. No. 00393314	Taiwan	3/27/1987	Registered 3/1/1998

Sassy	Reg. No. 144010	Thailand	12/4/2000	Registered 11/26/2010

Sassy	Reg. No. 755620	Australia	2/20/1998	Registered 2/20/1998

Grow Up Cup	Reg. No. 831994	New Zealand	10/18/2010	Registered 4/18/2011

Sassy	Reg. No. 303931	New Zealand	1/15/1999	Registered 9/10/1999

PATENTS

Name or
Description of	Application/ Registration
Item	Number	Date	Status
Integrated Bib/Teether Apparatus	Patent No. 6209133	10/18/1999	Owned

Baby Seat	App No. 61/943587	2/24/2014	Owned

With reference to Section 5.11(a) of the Agreement:

(ii) See (iv) below.

(iii) Seller remains party to the following agreements by which it obtains the right to use Intellectual Property:

License Agreement, dated as of January 4, 2010, between Garan Services Corp. and Seller

Settlement and License Agreement, effective as of January 1, 2007, by and between Donald P. Berry, Sr., Designs 2-U, Inc. and Seller

(iv) Seller remains party to the following agreements by which it grants to other persons the right to use Intellectual Property:

Numerous distribution agreements. Schedule to be provided.

Trademark License Agreement, dated September 5, 2012, by and between Grosset & Dunlap, a division of Penguin Young Readers Group, a member of Penguin Group (USA) Inc. and Seller

Approved by Judge Donald H. Steckroth August 19, 2014

Merchandising Licensing Agreement, dated as of January 15, 2013, by and between Seller and Japonesque, LLC

Verbal agreement between Seller and its Japanese distributor (Dad-Way) that permits such distributor to utilize the Sassy trademark on certain other products distributed by such distributor in Japan, for which Seller receives a royalty

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 2.1(b)(iii)

Fixed Assets and Equipment

as more fully detailed on a list given to Purchaser on July 25, 2014

Machinery & Equipment

Small Machinery & Equipment

Mobile Equipment

Office Equipment

Furniture & Fixtures

Computer Equipment

Tooling

Leasehold Improvements

Package Tooling

Purchase Tooling

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 2.2

Rejected Agreements

1.	Agreement, dated February 1, 2012, between Sassy, Inc. and the General Teamsters Union, Local No. 406, affiliated with the International Brotherhood of Teamsters.

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 2.4(c)(iv)

Executory Contracts and Real Property Leases

All executory contracts and unexpired leases of Seller not otherwise listed as Rejected or Assumed.

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 3.1

Consideration

None.

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 5.1

Organization and Good Standing

1.	Illinois

2.	Michigan

3.	Arkansas

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 5.3(b)

Conflicts; Consents of Third Parties

Debtor-In-Possession Credit Agreement, dated as of June 18, 2014, by and among Kid Brands, Inc., the borrowers named therein and Salus Capital Partners, LLC.

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 5.5

Compliance with Law

None.

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 5.13

Benefits Plans; Employees and Employee Practices

Agreement, dated February 1, 2012, by and between Sassy, Inc. and General Teamsters Union, Local No. 406.

Seller or the KID Group maintain the following benefit plans for Seller employees:

Sassy, Inc. Office 401k plan

Sassy, Inc. Factory 401k plan

Sassy section 125 Flex spending plan

Employee insurance provided by KID

Other employee benefits provided by employee manual (e.g. PTO)

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 5.14

Permits

Business license from the city of Kentwood, MI

Toy licenses and registrations:

CALIFORNIA	EXPIRATION DATE	VENDOR AND FACTORY NAME	CLASSIFICATION
IMP 99825	11/30/2015	SASSY INC. IMPORTER BUSINESS LICENSE	BEDDING, UPHOL FURNITURE

IMP 150419	4/30/2015	SOLID TOYS IMPORTER LICENSE	BEDDING, UPHOL FURNITURE

CONNECTICUT

IMP 0000023	4/30/2015	SASSY IMPORTER BUSINESS LICENSE	BEDDING, UPHOL FURNITURE

PA 0027317 CN	4/30/2015	KINGSTAR	BEDDING, UPHOL FURNITURE

PA-0027401 HK	4/30/2015	SOLID TOYS	BEDDING, UPHOL FURNITURE

MASSACHUSETTS

MA-1556 (HK)	6/30/2015	ALL VENDORS THAT SELL AND MANUFACTURE STUFFED TOYS	STUFFED TOYS LICENSE

OHIO

PA-15498 (CN)	1/31/2015	BOLDWELL-DONGGUAN CHA SHAN KID TECH TOYS FACTORY	STUFFED TOYS LICENSE

PA-15590 (CN)	2/28/2015	BOSSWIN- BOSSWIN MFG. LTD	STUFFED TOYS LICENSE

PA-9730 (CN)	3/31/2015	CANFAT- FUZHOU YIN HUI CO. LIMITED	STUFFED TOYS LICENSE

PA-15758 (CN)	2/28/2015	GREEN TOYLAND	STUFFED TOYS LICENSE

PA-15501 (CN)	1/31/2015	KIDA- DONGGUAN JING WANG GIFT CO. LTD.	STUFFED TOYS LICENSE

PA-13741 (CN)	11/30/2014	MEIYU- MEIYU BABY PRODUCTS	STUFFED TOYS LICENSE

PA-16094 (CN)	2/28/2015	SHEBA-CHASHAN SHEBA TOYS CO LTD.	STUFFED TOYS LICENSE

PA=16096 (ID)	2/28/2015	SHEBA-PT. SHEBA INDAH	STUFFED TOYS LICENSE

PA-15613 (CN)	7/31/2014	SINO UNIVERSE- HENG GANG SINO UNIVERSE TOYS FACTORY	STUFFED TOYS LICENSE

PA-16455 (CN)	6/30/2014	YORK RIVER #2 DONGGUAN HUMEN FEI YANG PLASTICS FACTORY	STUFFED TOYS LICENSE

PA-16456 (CN)	6/30/2014	YORK RIVER #4 NANNING CITY, GUANG YING TOYS FACTORY	STUFFED TOYS LICENSE

PA-27317 (CN)	3/31/2015	KINGSTAR	BEDDING, UPHOL FURNITURE

PA-16636 (CN)	6/30/2014	ALLIED HILL-SHENZHEN LONGGANG WAH-LAI-TOYS	STUFFED TOYS LICENSE

PA-29710 (CN)	6/30/2014	ALLIED HILL-ESSENTIA INDUSTRIES LTD.	BEDDING, UPHOL FURNITURE

PA- 16874 (CN)	PENDING	ALLIED HILL-RUNCHANG CO.LTD.	STUFFED TOYS LICENSE

PA- 29866 (CN)	PENDING	ALLIED HILL-RUNCHANG CO.LTD.	BEDDING, UPHOL FURNITURE

PA-29810 (CN)	PENDING	GOODBABY-NINGBO GOODBABY CHILD PRODUCTS	BEDDING, UPHOL FURNITURE

Approved by Judge Donald H. Steckroth August 19, 2014

PA-29811 (CN)	2/28/2015	GOODBABY-PARAGON CHILD PRODUCTS CO LTD.	BEDDING, UPHOL FURNITURE

PA-16810 (CN)	2/28/2015	LEERJOY-ZHONGSHAN GOLDEN CHILD TOY FACTORY	STUFFED TOYS LICENSE

PA-29829 (CN)	2/28/2015	LEERJOY-KUNSHAN HAIHE HARDWARE	BEDDING, UPHOL FURNITURE

PA-12942 (CN)	12/31/2014	SOLID TOYS	STUFFED TOYS LICENSE

PA-27401 (HK)	3/31/2015	SOLID TOYS	BEDDING, UPHOL FURNITURE

PA-16457 (CN)	6/30/2014	YORK RIVER #3 DONGGUAN HUMEN XIE YI TOYS FACTORY	STUFFED TOYS LICENSE

PA-29612 (CN)	1/31/2015	YORK RIVER #3 DONGGUAN HUMEN XIE YI TOYS FACTORY	BEDDING, UPHOL FURNITURE

PA-16811 (CN)	2/28/2015	WINGFAT PLASTIC AND IRONWARE PRODUCTS	STUFFED TOYS LICENSE

NORTH CAROLINA

PA-29829 (CN)	2/28/2015	LEERJOY	BEDDING LICENSE

PA-27401 (HK)	2/28/2015	SOLID TOYS	BEDDING LICENSE

PENNSYLVANIA LICENSES

PA-15498 (CN)	11/30/2014	BOLD WELL	STUFFED TOY LICENSE

PA-15590 (CN)	2/28/2015	BOSSWIN	STUFFED TOY LICENSE

PA-9730 (CN)	2/28/2015	CANFAT	STUFFED TOY LICENSE

PA-15758 (CN)	6/30/2014	GREEN TOYLAND	STUFFED TOY LICENSE

PA-15501 (CN)	11/30/2014	KIDA	STUFFED TOY LICENSE

PA-13741 (CN)	11/30/2014	MEIYU	STUFFED TOY LICENSE

PA-16094 (CN)	2/28/2015	SHEBA-CHASHAN	STUFFED TOY LICENSE

PA-16096 (ID)	2/28/2015	P.T. SHEBA INDAH	STUFFED TOY LICENSE

PA-16095 (CN)	2/28/2015	YANGZHOU SHEBA TOYS	STUFFED TOY LICENSE

PA-15613 (CN)	3/31/2015	SINO UNIVERSE	STUFFED TOY LICENSE

PA-16455 (CN)	11/30/2014	YORK RIVER #2 DONGGUAN HUMEN FEI YANG PLASTICS	STUFFED TOY LICENSE
PA-16456 (CN)	11/30/2014	YORK RIVER #4 NANNING CITY, GUANG YING TOYS FACTORY	STUFFED TOY LICENSE

PA-16811 (CN)	8/31/2014	WINGFAT PLASTICE AND IRONWARE PRODUCTS	STUFFED TOY LICENSE

PA-27317 (CN)	9/30/2014	KINGSTAR	BEDDING, UPHOL FURNITURE

PA-16636 (CN)	4/30/2015	ALLIED HILL-SHENZHEN LONGGANG WAH-LAI-TOYS	STUFFED TOY LICENSE

PA-29710 (CN)	4/30/2014	ALLIED HILL-ESSENTIA INDUSTRIES LTD.	BEDDING, UPHOL FURNITURE

PA-16874 (CN)	10/31/2014	ALLIED HILL-RUNCHANG CO.LTD.	STUFFED TOY LICENSE

PA-29866 (CN)	10/31/2014	ALLIED HILL-RUNCHANG CO.LTD.	BEDDING, UPHOL FURNITURE

PA-16724 (CN)	6/30/2014	GOODBABY-WEI HONG TOY FACTORY	STUFFED TOY LICENSE

PA-29810 (CN)	7/31/2014	GOODBABY-NINGBO GOODBABY CHILD PRODUCTS	BEDDING, UPHOL FURNITURE

PA-29811 (CN)	7/31/2014	GOODBABY-PARAGON CHILD PRODUCTS CO LTD.	BEDDING, UPHOL FURNITURE

PA-16810 (CN)	8/31/2014	LEERJOY-ZHONGSHAN GOLDEN CHILD TOY FACTORY	STUFFED TOY LICENSE

PA-29829 (CN)	8/31/2014	LEERJOY-KUNSHAN HAIHE HARDWARE	BEDDING, UPHOL FURNITURE

PA-12942 (CN)	7/31/2014	SOLID TOYS	STUFFED TOY LICENSE

Approved by Judge Donald H. Steckroth August 19, 2014

PA-27401 (HK)	7/31/2014	SOLID TOYS	BEDDING, UPHOL FURNITURE

PA-16457 (CN)	11/30/2014	YORK RIVER #3 DONGGUAN HUMEN XIE YI TOYS FACTORY	STUFFED TOY LICENSE

PA-29612 (CN)	11/30/2014	YORK RIVER #3 DONGGUAN HUMEN XIE YI TOYS FACTORY	BEDDING, UPHOL FURNITURE

PA-29993 (CN)	4/30/2015	YORK RIVER #4 NANNING CITY, GUANG YING TOYS FACTORY	BEDDING, UPHOL FURNITURE

VIRGINIA

PA-27317 CN	7/1/2015	KINGSTAR BEDDING MANUFACTURER	BEDDING ACCT#17732

PA-27317 CN	7/1/2015	SASSY IMPORTER LICENSE	BEDDING ACCT#18901

PA-27401 HK	7/1/2015	SOLID TOYS BEDDING MANUFACTURER	BEDDING ACCT#18902

PA-27401 HK	7/1/2015	SASSY IMPORTER LICENSE	BEDDING ACCT#18903

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 5.15

Taxes

None.

Approved by Judge Donald H. Steckroth August 19, 2014

Schedule 5.16

Insurance

Carrier	Policy Number	Type of Insurance	Policy Title	Expiration
ACE	PHFD 38282104001	Commercial General Liability	FOREIGN	10/1/2014

ACE American Insurance Co.	ADDN01063054	Accident Insurance	TRAVEL ACCIDENT	12/23/2014

ACE American Insurance Co.	G2707683A001	Directors & Officers Liability	5 X 15	8/26/2014

Allied World National Co.	0304-9021	Directors & Officers Liability	5 X 20	8/26/2014

AXIS Surplus Ins. Co.	ENU747903/01/2013	Commercial Umbrella	15 X 10	10/1/2014

Federal Insurance Co.	8225-8038	Directors & Officers Liability	5 X 10	8/26/2014

Hartford Insurance Co.	10CTPLC1922	Ocean Marine	N/A	10/1/2014

Houston Casualty Co.	H-13-D2615	California Earthquake	CALIFORNIA EQ 10 X 25	10/1/2014

Liberty Surplus	1000016947-02	Commercial General Liability	WORLDWIDE	10/1/2014

National Union	01-321-43-43	Directors & Officers Liability	PRIMARY $10,000,000	8/26/2014

Starr Indemnity	1000010196	Commercial Umbrella	PRIMARY $10,000,000	10/1/2014

National Union	03-406-06-19	Corporate Counsel	PROFESSIONAL LIABILITY	4/2/2015

Travelers	KTK CMB 7387N91-9-13	Property Coverage	FOREIGN	10/1/2014

Travelers	KTJ CMB-6505M18-5-13	Property Coverage	USA	10/1/2014

Travelers	Y8101C404617-TIL-13	Commercial Automobile	USA	10/1/2014

Travelers	105500104	Crime, Fiduciary, Kidnap & Ransom Coverage	EXECUTIVE RISK	10/1/2014

Travelers	YJUB-2C16196-3-13	Workers’ Compensation	SASSY, KID BRANDS & LaJOBI	10/1/2014

Great American Alliance Insurance Co.	9910JA652	Surety Bond	SASSY - CUSTOMS BOND	10/8/2014

Approved by Judge Donald H. Steckroth August 19, 2014

Exhibit B

Approved by Judge Donald H. Steckroth August 19, 2014

Execution Version

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (hereinafter this “Agreement”) is entered into as of August 18, 2014, by and among SASSY 14, LLC, a Delaware limited liability company (“Purchaser”), and SASSY, INC., an Illinois corporation (“Seller”, on behalf of itself and Affiliates (as defined in the Purchase Agreement, collectively the “Selling Entities”). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Purchase Agreement (defined below).

R E C I T A L S

WHEREAS, Purchaser and the Seller are party to that certain Asset Purchase Agreement, dated as of July 25, 2014 (as amended from time to time, the “Purchase Agreement”; capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement), pursuant to which, inter alia, Purchaser is to purchase the Purchased Assets, in consideration for the payment of the Purchase Price and the assumption of the Assumed Liabilities, subject to the terms and conditions set forth therein; and

WHEREAS, as a material inducement to the parties to enter into the Purchase Agreement and to undertake the transactions contemplated thereby, the Selling Entities and the Purchaser have each agreed to provide the other with certain transitional services and support necessary for the operation of the Purchased Assets (including with respect to certain rights in the Purchased Assets retained by the Selling Entities) and the employment of certain of the employees following the Closing, all in accordance with the terms and conditions set forth herein; and

WHEREAS, the transactions contemplated by this Agreement will be subject to the approval of the Bankruptcy Court and will be consummated only pursuant to a Sale Order to be entered in the Bankruptcy Case and other applicable provisions of the Bankruptcy Code and Closing of Sale.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in the Purchase Agreement and any related documents, including this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Transition Services. The Selling Entities, on the one hand, directly or through one or more third party service providers, agree to provide to Purchaser and/or its designees, on the one hand, and Purchaser and/or its designees, on the other hand, agree to provide the Selling Entities, with those services listed and described in Exhibit A attached hereto (the “Transition Services”) during the Term provided in Section 3 hereof.

2. Expenses. The parties receiving Transition Services hereunder (the “Receiving Party”) shall be responsible for any expense reimbursement required to be made to the party(ies) providing such Transition Service (the “Providing Party”), as required under and set forth on Exhibit A attached hereto.

Approved by Judge Donald H. Steckroth August 19, 2014

3. Effectiveness; Term. This Agreement shall become effective as of the Closing Date. The term of this Agreement (the “Term”) shall commence on the Closing Date and end on December 31, 2014 thereof; provided, however, that the obligations of the Selling Entities to provide any Transition Service under this Agreement shall extend for such period of time as is set forth in Exhibit A hereto with respect to such Transition Service, but in no event for any time beyond the Term; provided, further, that (i) the obligation of the Selling Entities to provide any particular Transition Service shall terminate immediately if a Designated Contract with the third party service provider used by the Selling Entities to perform such Transition Service becomes an Assumed Contract or is rejected in the Bankruptcy Case in accordance with the Purchase Agreement and (ii) subject to the last sentence of Section 4 below, the level of service provided shall decrease to the extent that employees of the Selling Entities become Transferred Employees.

4. Staffing of Personnel. The Providing Party shall assign (or shall use commercially reasonable efforts to cause any third party service provider to assign) adequately trained personnel to perform the Transition Services. The Transition Services shall be performed by the Providing Party (or the Providing Party shall use commercially reasonable efforts to have any third party service provider perform the Transition Services) in a timely, efficient and workmanlike manner consistent with the prior practices of the Business. Nothing herein shall require the Selling Entities to hire any new employees (including replacing any Transferred Employees). In addition, to the extent that any employee or contractor of the Selling Entities who performs any particular Transition Service resigns or is terminated, the Selling Entities shall not be required to replace such individual or continue to provide any such service (unless such service can reasonably be provided by other employees of the Selling Entities); provided, that if Purchaser agrees to reimburse all costs associated with any attempt to replace an employee or contractor whose employment or service has terminated (including without limitation all costs associated with the employment of such employee or retention of such contractor), Seller shall use commercially reasonable efforts to replace such position. For the avoidance of doubt, the parties acknowledge that no Affiliate of Seller shall be required to continue to employ any employee or retain any contractor beyond the time that such Affiliate would require such employee’s services (in the absence of this Agreement), unless Purchaser reimburses the Selling Entities for all costs associated with the continued employment of such employee or retention of such contractor. Purchaser further agrees that if those employees of the Selling Entities who are necessary to perform any Transition Services have become Transferred Employees, to the extent necessary, Purchaser shall either make such Transferred Employees available to the Selling Entities in order to allow the Selling Entities to continue to provide such Transition Services or Purchaser shall terminate the Selling Entities’ obligation to provide such Transition Services.

5. Information. The Receiving Party shall provide to the Providing Party on a timely basis any and all information which is necessary for the Providing Party to provide the Transition Services. The Receiving Party shall be solely responsible for the timely delivery of such information, and the accuracy and completeness thereof.

Approved by Judge Donald H. Steckroth August 19, 2014

2

6. Proprietary and Confidential Information. Except as specifically provided herein, the parties hereto hereby agree that the Providing Party shall not (i) disclose to any third party (other than a third party service provider of Transition Services who is subject to an obligation of confidentiality) any confidential information provided to it by the Receiving Party or its designees in connection with this Agreement and the Providing Party’s performance of Transition Services hereunder, except as required by Law or as required to be disclosed to the Bankruptcy Court, or (ii) use such information other than in the performance of Transition Services under this Agreement.

7. Termination.

(a) The Receiving Party may terminate any of the Transition Services being provided hereunder at any time during the Term of this Agreement by thirty (30) days written notice to the Providing Party.

(b) Purchaser or Seller may terminate this Agreement by written notice to the other upon the material breach or failure by such other party (or such other party’s Affiliates) to perform its obligations arising under this Agreement. In the event that either party elects to terminate this Agreement pursuant to this Section 7(b), such termination shall be effective when the material breach or failure is not cured within fifteen (15) days after written notice of such breach or failure is given by the non-breaching party to the breaching party.

8. Limitation of Liability. In no event will any party hereto, or any third party provider of Transition Services, be liable for any punitive, incidental, indirect, special or consequential damages, relating to, in connection with or arising out of this Agreement and the Transition Services to be provided hereunder.

9. Standard of Performance of Services. The Providing Party shall perform, or use commercially reasonable efforts to cause their third party service providers to perform, the Transition Services with the same degree of care, skill and prudence customarily exercised with respect to the operations of the Business (or, as the case may be, the business of Seller’s Affiliates) prior to the consummation of the transactions contemplated by the Purchase Agreement, and in compliance with all applicable laws, rules, regulations, orders, licenses authorizations, certifications and permits; provided, however, that except as expressly set forth in this Agreement, the Providing Party makes no representation or warranty, express or implied, with respect to the Transition Services to be provided hereunder including, without limitation, any warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed.

10. Indemnification.

(a) The Selling Entities shall indemnify and hold harmless Purchaser, its Affiliates, and their respective officers, directors, members, managers, partners, shareholders, employees, and agents from and against all claims, liabilities, obligations, suits, causes of action, or expenses (including reasonable attorney’s fees) (collectively “Claims”) resulting, directly or indirectly, from the gross negligence or willful misconduct of any of the Selling Entities in connection with the performance of Transition Services; provided, however, that the Selling Entities shall not be required to indemnify or hold harmless Purchaser to the extent the Claims are caused by the gross negligence or willful misconduct of Purchaser or its Affiliates.

Approved by Judge Donald H. Steckroth August 19, 2014

3

(b) Purchaser shall indemnify and hold harmless the Selling Entities, their Affiliates, and their respective officers, directors, members, managers, partners, shareholders, employees, and agents from and against all Claims: (i) claimed to have resulted, directly or indirectly, from the gross negligence or willful misconduct of Purchaser or its Affiliates in connection with the performance of Transition Services; provided, however, that Purchaser shall not be required to indemnify or hold harmless the Selling Entities to the extent the Claims are caused by the gross negligence or willful misconduct of any of the Selling Entities or their respective Affiliates; and (ii) that arise from or relate to the operation of the Business following the Closing Date (but only in connection with the services provided by this Agreement), including without limitation any such Claims to the extent not caused by gross negligence or willful conduct of the Selling Entities or their Affiliates brought by employees or contractors of Seller or any Selling Entity who remain employed or retained by Seller or such Selling Entity pursuant to the terms of this Agreement; provided, that the Selling Entities shall provide reasonable cooperation to Purchaser, at Purchaser’s sole expense, with respect to any such Claim.

11. Notices. Any notice, demand, request, waiver or other communication under this Agreement shall be given or made in accordance with Section 12.8 of the Purchase Agreement. Any party may from time to time change its address for the purpose of notices to that party by giving or making a similar notice specifying a new address pursuant to Section 12.8 of the Purchase Agreement. Seller hereby warrants that all of the counterparties to any executory contract listed on Exhibit B hereto have been properly served the Sale Motion, a proposed Sale Order and the Supplement in accordance with all applicable provisions of the Bankruptcy Code, Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the District of New Jersey, the Purchase Agreement and any order of the Bankruptcy Court.

12. Independent Contractor. The parties hereto understand and agree that this Agreement does not make either of them an agent, fiduciary or legal representative of the other for any purpose whatsoever. No party is granted, by this Agreement or otherwise, any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of any other party, or to bind any other party in any manner whatsoever.

13. Responsibility of Personnel. The Providing Party agrees that they shall use commercially reasonable efforts to ensure that all personnel of the Providing Party assigned to perform the Transition Services under this Agreement shall comply with all of the terms and conditions of this Agreement, including, but not limited to, the terms and conditions of Section 6 hereof.

14. Subcontracting. Subject to the last sentence of Section 4 hereof, unless the Selling Entities subcontracted the performance of any similar services relating to the ownership, operation and management of the Business or the Purchased Assets prior to the consummation of the transactions contemplated by the Purchase Agreement, the Selling Entities will not subcontract to any third person the performance of any Transition Service for Purchaser without Purchaser’s prior written consent, which consent shall not be unreasonably withheld or delayed.

Approved by Judge Donald H. Steckroth August 19, 2014

4

15. No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment shall be null and void; provided that the rights of either party under this Agreement may be assigned by such party, without the prior written consent of the other party, to any Affiliate thereof under common control with such assigning party, or to one or more designees, so long in each case as the assigning party shall continue to remain obligated in full hereunder. No assignment by any party (including an assignment by Purchaser to any designee) shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns, including, in the case of Selling Entities, the trustee in the Bankruptcy Case.

16. Force Majeure. No party hereto shall be liable for any failure of or delay in the performance of this Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes, or any other cause beyond the parties reasonable control. Each party hereto agrees to notify the other party hereto promptly of the occurrence of any such cause and to carry out this Agreement as promptly as practicable after such cause is terminated.

17. Modifications, Amendments and Waivers. This Agreement may be amended, modified or supplemented only by a written instrument signed on behalf of each of the Selling Entities and Purchaser.

18. Integration. This Agreement and the Purchase Agreement contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All exhibits and schedules hereto are expressly made a part of this Agreement as fully as though completely set forth herein. Nothing herein shall be deemed to limit or otherwise modify the obligations of the Parties under the Purchase Agreement that survive the Closing.

19. Severability. If any non-material term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible; provided, however, that in doing so, no party shall be obligated to waive or forego any material right or benefit available to it hereunder.

20. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Approved by Judge Donald H. Steckroth August 19, 2014

5

21. Governing Law. Except to the extent that mandatory provisions of the Bankruptcy Code apply, this Agreement, and all claims and causes of action arising out of, based upon, or related to this Agreement or the negotiation, execution or performance hereof, shall be governed by, and construed, interpreted and enforced in accordance with, the Laws of the State of New Jersey, without regard to choice or conflict of law principles that would result in the application of any Laws other than the Laws of the State of New Jersey.

22. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) Any action, claim, suit or Legal Proceeding arising out of, based upon or relating to this Agreement or the transactions contemplated hereby shall be brought solely in the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court). Each party hereby irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction, over the Bankruptcy Court) in respect of any action, claim, suit or Legal Proceeding arising out of, based upon or relating to this Agreement or any of the rights and obligations arising hereunder, and agrees that it will not bring any action arising out of, based upon or related thereto in any other court; provided, however, that, if the Bankruptcy Case is dismissed, any action, claim, suit or Legal Proceeding arising out of, based upon or relating to this Agreement or the transactions contemplated hereby shall be heard and determined solely in any state or federal court within the State of New Jersey and any direct appellate court therefrom. Each party hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any such action, claim, suit or Legal Proceeding, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with Section 12.8 of the Purchase Agreement, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable law, any claim that (x) the suit, action or Legal Proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or Legal Proceeding is improper or (z) this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith, or the subject matter hereof or thereof, may not be enforced in or by such courts. Each party agrees that notice or the service of process in any action, claim, suit or Legal Proceeding arising out of, based upon or relating to this Agreement or any of the rights and obligations arising hereunder or thereunder, shall be properly served or delivered if delivered in the manner contemplated by Section 12.8 of the Purchase Agreement.

(b) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF, BASED UPON OR RELATING TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF.

Approved by Judge Donald H. Steckroth August 19, 2014

6

23. Specific Performance. Subject to the provisions of Section 4 hereof, the parties agree that irreparable damage may occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached and that monetary damages may not be an adequate remedy for any breach or threatened breach of any of the provisions of this Agreement. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, and any such injunction shall be in addition to any other remedy to which any party is entitled, at law or in equity.

24. Headings. The descriptive headings and table of contents contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

25. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and which shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

[Signature Page Follows]

Approved by Judge Donald H. Steckroth August 19, 2014

7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SELLER

By:
Name:
Title:

PURCHASER

By:
Name:
Title:

KID BRANDS, INC.

By:
Name:
Title:

[Signature page to Transition Services Agreement]

Approved by Judge Donald H. Steckroth August 19, 2014

EXHIBIT A

TRANSITION SERVICES

Approved by Judge Donald H. Steckroth August 19, 2014

EXHIBIT A

Transition services to be provided by Sassy 14, LLC (“Purchaser”) and Sassy, Inc. (“Seller”) and their respective Affiliates shall be limited to the matters described below.

I. SERVICES PROVIDED BY SELLER:

During the Term of the Agreement; Seller shall provide the following “Services”:

1. Seller shall, and shall use commercially reasonable efforts to cause the other Selling Entities to, provide Purchaser and its Affiliates with all transitional support services as are (a) reasonably necessary or advisable to (i) operate the Business in the ordinary course of business consistent with recent past practice, including but not limited to using commercially reasonable efforts to cause the employees in the Chinese subsidiary to abide by the terms of this Agreement, (ii) preserve in all material respects the Purchased Assets, and (iii) preserve the current relationships of the Business with the suppliers, vendors, customers, clients, contractors and others having business dealings therewith, in each case as reasonably requested by Purchaser, and (b) otherwise reasonably requested by Purchaser in connection with Purchaser’s ownership, operation and management of the Business and the Purchased Assets from and after Closing; provided, however, that neither Seller nor any of the other Selling Entities shall be required to take any actions that are outside of the scope of the actions taken thereby in connection with the ordinary course of the Business consistent with the pre-Petition practices thereof;

2. Use commercially reasonable efforts to continue to employ employees who have not yet become Transferred Employees (“Current Employees”) on substantially similar terms that existed pre-closing, including the provision of benefits and insurance provided that there shall be no increase to the compensation payable or benefits provided to any director or any current employee, other than (A) as required by the terms of any Contract or Seller Benefit Plan in effect on the date of this Agreement, (B) as provided in any incentive or retention program or similar arrangement approved by the Bankruptcy Court with the written consent of Purchaser, (C) increases for nonexecutive management current employees that are not material in the aggregate, or (D) any termination of, or reduction in benefits payable under, a Seller Benefit Plan prior to the Closing with the written consent of Purchaser;

3. All direct, documented, out-of-pocket expenses payable to any third party (including without limitation employees of the Selling Entities) by the Selling Entities, as well as current base wages and salaries of Current Employees and Liabilities arising under Seller Benefit Plans from and after Closing in respect thereof (but excluding any Liabilities in respect of any former employee), in each case to the extent reasonably necessary or advisable in connection with the Selling Entities’ provision of the aforementioned Transition Services to the Purchaser and its Affiliates, shall be reimbursed by Purchaser at Seller’s actual cost. All such expenses shall be requisitioned and advanced to or on behalf of Seller by Purchaser as and when due, it being understood that the Selling Entities shall provide Purchaser in advance with the information necessary to requisition and advance such expenses in a timely manner as required hereunder. Seller shall not be required to advance funds on behalf of Purchaser.

Approved by Judge Donald H. Steckroth August 19, 2014

II. SERVICES PROVIDED BY PURCHASER:

During the Term of the Agreement, Purchaser shall provide the Selling Entities (for the avoidance of doubt, including Kid Brands, Inc.) the following Services:

1. Purchaser will use reasonably commercial efforts to provide Selling Entities access to the Microsoft AX system, with such access being controlled in all respects by Purchaser, necessary or advisable to (i) manage the Selling Entities business in the ordinary course of business consistent with recent past practice, (ii) preserve in all material respects the assets of the Selling Entities, all as more specifically set forth on Exhibit B attached hereto and made a part hereof, for up to the earlier of (i) Rejection or (ii) 90 days post-Closing in order for the Selling Entities to transition off of this system; and provided, that the Selling Entities shall be entitled to request one extension of up to an additional 30 days during which Purchaser will continue to provide the services herein. Notwithstanding anything herein to the contrary, during the Term of this Agreement, Purchaser shall not cancel any of the services or contracts set forth on Exhibit B without the consent of the Selling Entities, which shall not be unreasonably withheld, or without providing substantially equivalent services to the reasonable satisfaction of the Selling Entities.

2. (a) At the Closing, Purchaser shall take possession of all inventory (and with respect to Disney, any tooling) of Seller bearing licensed trademarks associated with Disney® or Garanimals® or variations thereof (collectively, the “Licensed Inventory”) pursuant to any applicable terms of the Sale Order. Seller shall retain all inventory of Seller bearing licensed trademarks associated with Carter’s® or variations thereof (the “Excluded Licensed Inventory”), and such Excluded Licensed Inventory, together with any license agreement between Seller and The William Carter Company and its affiliates, shall be Excluded Assets.

(b) Purchaser shall segregate and store all such Licensed Inventory, and shall be responsible for carrying insurance coverage therefor in a commercially reasonable amount. Subject to the provisions of the Sale Order, Purchaser and Seller shall cooperate in good faith to obtain either the consent of the respective licensors of such Licensed Inventory or an order of the Bankruptcy Court, in either case permitting the sale of such Licensed Inventory to third parties. In the case of tooling, Purchaser shall not use tooling until it receives consent of Disney or an order of the Bankruptcy Court.

(c) All proceeds from the sale of such Licensed Inventory shall be held in escrow by the Escrow Agent and shall be disbursed as follows:

(i) first, to the Purchaser, in an amount sufficient to reimburse Purchaser for the reasonable costs of storing, segregating and insuring such Licensed Inventory and payment of any license royalty fees, shipping & delivery fees, and/or standard retailer deductions;

(ii) second, the remaining proceeds shall be paid 70% to Seller and 30% to Purchaser; provided, that the first $250,000 of Seller’s share of such proceeds shall be retained in escrow until December 31, 2014, and which may be used to satisfy the dollar amount of any damages to which Purchaser is entitled from Seller in respect of a Purchaser Claim that has been finalized under Section 3.1(e)(iii) of the Purchase Agreement. For the avoidance of doubt, once such $250,000 has been retained in escrow, Seller shall be entitled to prompt payment of Seller’s remaining share of the proceeds. To the extent Purchaser Claim exceeds $250,000, Purchaser shall be deemed to have an allowed administrative claim and reserves all rights to collect on such claim.

Approved by Judge Donald H. Steckroth August 19, 2014

(d) Any proposed sales of Licensed Inventory (assuming the relevant licensor consents to any such sale) at a price less than 85% of landed cost of such Licensed Inventory must be pre-approved in writing by Seller and that relevant licensor, which approval shall not be unreasonably withheld, or the relevant licensor. Any other sales are in Purchaser’s sole discretion. To the extent that Licensed Inventory is not sold for any reason by December 31, 2014, Seller shall not be entitled to a share of the proceeds, but rather Purchaser shall be entitled to the full proceeds, provided however that Purchaser may still not sell said Licensed Inventory absent an order of court or consent of the appropriate licensor and, for the avoidance of doubt, Seller shall have no such pre-approval rights after December 31, 2014.

(e) For the avoidance of doubt, the Excluded Licensed Inventory shall not be subject to the provisions of clauses (b), (c) and (d) above. To the extent that any Excluded Licensed Inventory is located in any facility that is the subject of an Assumed Agreement or is subject to Purchaser’s Designation Rights, Seller shall, within thirty (30) days of the Closing, remove any such Excluded Licensed Inventory from such facility. During such thirty (30) day period, or any portion thereof that such facility is the subject of an Assumed Agreement, Purchaser shall store and move such Excluded Licensed Inventory on behalf of Seller pursuant to the terms of this Agreement; provided, that title and risk of loss shall remain with Seller.

In connection with the aforementioned Transition Services, the Selling Entities’ and their representatives’ shall use their respective commercially reasonable efforts not to materially interfere with the ordinary course of the Business and the use and operation of Purchaser’s and its Affiliates’ offices and other facilities in connection therewith, and to comply with all posted, reasonable safety and security rules and regulations for such offices and other facilities. In addition, no access to, or examination of, any information or other investigation shall be permitted by the either party and their representatives in connection with the aforementioned Transition Services to the extent that it would require disclosure of information subject to attorney-client or other privilege prior to the such party’s entry or its representatives’ (as applicable) into a customary and mutually agreeable confidentiality, non-disclosure or joint defense agreement.

Approved by Judge Donald H. Steckroth August 19, 2014

EXHIBIT B

1.	Provide access to the following systems:

The term “access” shall mean both permission to use the systems and communication access such as VPN, internet etc.

•	Microsoft Dynamics AX 2009 – same functionality that is currently used by the Selling Entities

•	The components to support EDI activities – Accellos (vSync) EDI maps, Gentran translation software. Cleo EDI communication software

•	Microsoft CRM

•	QlikView

•	Microsoft Exchange Email and calendars

•	Existing phone systems used by the Selling Entities

•	File servers that contain information needed to conduct the business activities of the Selling Entities in the ordinary course

•	Payroll and 401K

•	Website hosting and development

2.	Services to be provided by Purchaser upon conclusion of its TSA services:

At the conclusion of the TSA Agreement, Purchaser will provide the Selling Entity at the Selling Entity’s cost and expense:

•	Copies in XLS or CSV format of all AX database tables of the Selling Entities. This includes but is not limited to: Customers, Vendors, Items, Customer orders, Purchase orders to Vendors, Accounts Receivables, Payments, General Ledger and inventory database tables

•	Back up in its native format (WORD , EXCEL, PDF, POWER POINT, IMAGES etc.) of all files that reside on the File Servers of the Selling entities

3.	Service providers

In order to ensure a smooth transition and subject to the time frame in II.1., Purchaser (to the extent any related agreements have not yet become Assumed Agreements) shall use commercially reasonable efforts to continue to use the following current service providers and will not make any material change thereto without the consent of the Selling Entities, which shall not be unreasonably withheld. For the avoidance of doubt, Purchaser may assume or reject any of the following agreements in its sole discretion and without any consent of the Selling Entities, and further Purchaser is not required to furnish or replace any service below should such service as a result of such assumption or rejection or as a result of any other reason not in Purchaser’s control

List of current IT providers

Approved by Judge Donald H. Steckroth August 19, 2014

•	Clinic IT – maintains the data centers and the remote site

•	Ignify – Supports the AX system

•	Accellos —support of EDI activities

•	Cervalis – Totowa -the main data center – houses the servers for EX, EDI support and other critical business functions. (Clinic IT manages the activity)

•	Equinix – Los Angeles – Backup data center – Houses the AX development environment and Exchange and other business for Soft Home

•	XO Communications – Connectivity between the two data centers

•	Level 3 communication – MPLS (Dedicated communication lines) between the Purchaser and the Selling Entities’ locations to the Data Center

•	Verizon, Comcast – local internet access

•	ShorTel – Phone systems for Affiliates of Seller – may not be needed if the Purchaser provides another phone system

•	Amazon Web Services – web hosting

•	Magento – Catalog (product database)

•	Django – single one-time license. CMS (non-product Content Management)

•	The Lab – website development

•	Mike Lee – consultant needed to support and train

Approved by Judge Donald H. Steckroth August 19, 2014

Exhibit C

Approved by Judge Donald H. Steckroth August 19, 2014

August 15, 2014

Sassy, Inc.

2305 Breton Industrial Park, SE

Kentwood, MI 49508

Attn: Glenn R. Langberg, Chief Restructuring officer

Re:	Asset Purchase Agreement, dated as of July 25, 2014, by and among, Sassy, Inc.

(“Seller”), and Sassy 14, LLC (“Purchaser”) and Angelcare Monitors, Inc., (“Parent”)

(solely for purposes of Sections 8.14 and 12.7)(the “Agreement”)

Dear Mr. Langberg:

Reference is made to the Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Agreement.

The parties to the Agreement hereby agree that the Cash Price shall be deemed to be $12,500,000, plus all Cure Amounts and Employee Costs up to the Cap Amount. At the Closing, the Purchaser shall pay such Cash Price to Seller, less the amount of the Deposit, which Deposit shall be applied towards the Cash Price and paid over to Seller at the Closing. As a result of the foregoing: (i) no reduction for the Holdback required by Section 3.1(d) of the Agreement shall be made; (ii) the purchase price adjustment procedures set forth in Section 3.1(e)(ii) shall be deemed satisfied, and no costs for an Inventory appraisal shall be incurred; and (iii) no Indemnity Claim Holdback, as provided in Section 3.1(e)(iii)(A) of the Agreement, shall be retained by Escrow Agent.

If the foregoing is consistent with your understanding, please so indicate by signing in the space provided below.

Very truly yours,

SASSY 14, LLC

By:
Name:
Title:

ACCEPTED AND AGREED:

SASSY, INC.

By:
Name:
Title:

Approved by Judge Donald H. Steckroth August 19, 2014